Exhibit 10.11

CONSENT, LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS

This CONSENT, LIMITED WAIVER  AND THIRD AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS (this “Amendment”) is dated as of October 20, 2010, by and among ALARM FUNDING, LLC, a Delaware limited liability company (sometimes referred to herein as “Alarm Funding”), CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (sometimes referred to herein as “NewCo”, and together with Alarm Funding, “Borrower”), and CASTLEROCK SECURITY, INC., a Delaware corporation (sometimes referred to herein as “CastleRock”, and together with Alarm Funding and NewCo, the “Credit Parties”), LENDERS (as defined in the Credit Agreement, as defined below),  and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as successor in interest to FCC, LLC in its capacity as agent for Lenders (hereinafter referred to in such capacity as “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 25, 2007, as amended by that Amendment to Credit Agreement and Credit Documents, dated as of August 16, 2007 (the “First Amendment”), as further amended by that Amended and Restated Forbearance Agreement and Amendment to Credit Agreement, dated as of February 16, 2008 (the “Forbearance Agreement”), by and among Alarm Funding, the Lenders party thereto, and Agent (collectively, the “Credit Agreement”);

WHEREAS, pursuant to a Sale, Assignment and Servicing Agreement dated June 30, 2005 (as amended, the “SAI Servicing Agreement”), Alarm Funding purchased certain security alarm accounts from various third parties, and Security Associates International, Inc., a Delaware corporation (“SAI”), agreed to provide the necessary and appropriate servicing of the alarm accounts;

WHEREAS, on July 7, 2008, SA Systems, LLC, a Delaware limited liability company (“SAS”), acquired substantially all of SAI’s assets in a foreclosure sale conducted by Cordell Funding LLP, a Florida limited liability limited partnership (“Cordell”), in its capacity as senior lender to SAI;

WHEREAS, on August 25, 2008, Alarm Funding filed a complaint and sought a temporary restraining order against SAI, Cordell and others in the Circuit Court of Cook County, Illinois, seeking to enforce Alarm Funding’s rights under the SAI Servicing Agreement (the “Litigation”), and thereafter on September 10, 2008, Alarm Funding, SAI, SAS and Cordell entered into a settlement agreement (the “Settlement Agreement”) in connection with the Litigation;

WHEREAS, as part of the Settlement Agreement and pursuant to that certain Asset Purchase and Settlement Agreement, dated as of November 26, 2008, among Alarm Funding, SAS, CastleRock and Cordell (the “CastleRock Asset Purchase Agreement”), Alarm Funding, CastleRock, SAI, SAS and Cordell agreed that CastleRock would acquire all of the assets of SAS relating to the retail monitoring and related services provided with respect to all of the alarm accounts for which SAS provided services;

WHEREAS, as part of the Settlement Agreement and in accordance with the Asset Purchase Agreement, Alarm Funding entered into that certain Servicing Agreement with CastleRock dated November 26, 2008, pursuant to which Alarm Funding engaged CastleRock to provide alarm monitoring services with respect to the alarm monitoring contracts owned by Alarm Funding;

WHEREAS, Borrower has notified Agent and Lenders that it desires to raise additional equity through one or more public or private offerings which will occur in 2011 [the “Equity Raise”).

WHEREAS, the equity owners of Alarm Funding and CastleRock desire to create a newly formed entity for the sole purpose of effecting the Restructure (as defined below);

WHEREAS, Alarm Funding has requested that Agent and Lenders consent to the Restructure,  the Equity Raise and the Incentive Equity Issuance (as defined below); and

WHEREAS, Alarm Funding has requested that Agent and Lenders amend certain terms of the Credit Agreement and other Credit Documents as hereinafter provided, and Agent and Lenders are willing to make such modifications, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Capitalized Terms; Construction.  All capitalized terms used and not defined herein shall have the meanings given them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2.             Consent and Limited Waiver.  Subject to the terms and conditions set forth in this Amendment,

(a)           Agent and Lenders hereby consent to: (i)  Alarm Funding’s formation of a Subsidiary, CastleRock, in accordance with the terms of the CastleRock Stockholder Agreement (as hereinafter defined) in effect prior to the Third Amendment Effective Date (as hereinafter defined); (ii) Alarm Funding’s ownership in CastleRock in accordance with the terms of the CastleRock Stockholder Agreement in effect prior to the Third Amendment Effective Date;

(iii) the formation of  NewCo; (iv) the conversion of the Subordinated Debt into equity in Alarm Funding, and the issuance of membership interests in Alarm Funding to (a) Whitecap, (b) Offshore I (as hereinafter defined), (c) Offshore II (as hereinafter defined) and (d) Full Circle (as hereinafter defined) in connection with such conversion; (v) Alarm Funding’s contribution of all of its assets to NewCo in exchange for shares in NewCo, all in accordance with the terms of the Contribution Agreement (as hereinafter defined); (vi) the contribution of Cordell’s ownership interests in CastleRock to SAS; (vii) the contribution of Alarm Funding’s and SAS’ ownership interests in CastleRock to NewCo in exchange for shares in NewCo in accordance with the Contribution Agreement; (viii) NewCo becoming a “Borrower”, together with Alarm Funding, under the Credit Agreement and the Credit Documents, and (ix) the Equity Raise and the Incentive Equity Issuance (the actions described in clauses (iii), (iv), (v), (vi), (vii) and (viii) being collectively referred to as the “Restructure”); and

(b)           Agent and Lenders hereby waive Borrower’s non-compliance of (i) Sections 7.1.18 [Single Purpose Entities] and 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] resulting from Alarm Funding’s formation of a Subsidiary and Alarm Funding’s ownership of a 74% ownership interest in CastleRock; (ii) Section 7.1.20 [Servicer Insolvency] resulting from the insolvency of SAI; and (iii) 7.2.13 [Issuance of Ownership Interests] and 7.2.14 [Changes in Documents] of the Credit Agreement, such non-compliance in the case of (i) and (iii) resulting from the Restructure,  the Equity Raise and the Incentive Equity Issuance.

(c)           The Credit Parties represent and warrant that as of the date of this Amendment, there exist no Events of Default except for the following: (i) Alarm Funding’s noncompliance with Section 7.1.19 [Alarm Licenses] of the Credit Agreement, (ii) Alarm Funding’s noncompliance with Section 7.1.21 [Compliance with FCC Mandate] of the Credit Agreement,  (iii) Alarm Funding’s noncompliance with Section 7.3.3 [Annual Financial Statements] of the Credit Agreement with respect to those audited financial statements for the fiscal years ending December 31, 2007 and December 31, 2008, (iv) Alarm Funding’s noncompliance with Section 7.2.20 [Maximum Attrition Rate] by permitting an Annual Attrition Rate for the period ending (A) July 31, 2010 of  39.42%  and (B) September 30, 2010 of 42.8%, in violation of the Annual Attrition Rate of 15% as required in Section 7.2.20 [Maximum Attrition Rate], and by permitting a Quarterly Attrition Rate for the period ending (Y) July 31, 2010  of 89.53% and (Z) September 30, 2010 of 63.3%, in violation of the Quarterly Attrition Rate of 17% as required in Section 7.2.20 [Maximum Attrition Rate],  (v) Alarm Funding’s noncompliance with Section 7.2.18 [Senior Funded Debt to EBITDA Ratio] by permitting the Senior Debt to Tangible Net Worth Ratio for the periods ending June 30 2010 and September 30, 2010 to be in violation of the Senior Debt to Tangible Net Worth Ratio of 2.0 to 1.0 as required in Section 7.2.18 [Senior Funded Debt to EBITDA Ratio], (vi) Alarm Funding’s noncompliance with Section 6.1.19 [Senior Funded Debt] prior to the Third Amendment Effective Date in violation of the Senior Funded Debt to Subordinated Debt ratio as required in Section 6.1.19 [Senior Funded Debt] and (vii) Borrower’s failure to pay the Existing Over Advance (as hereinafter defined) for the period through and including the Third Amendment Effective Date in violation of Section 4.5.2 [Borrowing Base Exceeded] (collectively, the “Outstanding Defaults”).  Agent and Lenders hereby waive Borrower’s non-compliance with the Outstanding Defaults.

(d)           Pursuant to Section 7.3.3 [Annual Financial Statements] of the Credit Agreement, Agent hereby consents to Borrower’s use of RSM McGladrey and Pullen, LLP for the preparation of its audited financial statements for the fiscal years ending December 31, 2007, December 31, 2008,  December 31, 2009, and December 31, 2010 and agrees that, with respect to the financial statements for the fiscal year ending December 31, 2007, such financial statements need only be reviewed by the applicable independent certified public accounts, rather than audited.

3.             Amendment of Section 1 [Certain Definitions] of the Credit Agreement.

(a)           The first paragraph of the definition of “Applicable Margin” set forth in Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Margin shall mean 8.25% per annum.”

(b)           The definitions of the following defined terms set forth in Section 1.1 [Certain Definitions] of the Credit Agreement are hereby amended and restated to read as follows:

“Annual Fee shall mean (a) prior to the Third Amendment Effective Date and to but not including the Third Amendment Effective Date, the fee referred to in Section 2.3 [Annual Fees], and (b) from and after the Third Amendment Effective Date, the fee referred to in Section 2A.4 [Term Loan Fees].”

“Approved Central Stations shall mean (a) any third party monitoring central  stations acceptable to Agent in its reasonable discretion as evidenced in writing and (b) CastleRock’s Illinois central station; provided that each central station has delivered to Agent a fully-executed Assignment and Modification Agreement.”

“Assignment and Modification Agreement shall mean collectively, (a) the  Assignment and Modification Agreement by and among Agent, Alarm Funding  and an Approved Central Station, substantially in the form of Exhibit 1.1(A)(2) and (b) the  Assignment and Modification Agreement by and among Agent, NewCo  and CastleRock, substantially in the form of Exhibit 1.1(A)(3) attached to the Third Amendment.”

“Attrition Rate shall mean the ratio of (a) to (b), expressed as a percentage, each without duplication:

(a)           (i)            all RMR that cancelled or failed to renew subsequent to the initial contract expiration date,

(ii)           minus all RMR from Recovered Accounts for which at least three consecutive monthly payments have been made for the three months immediately preceding the date of determination,

(iii)          plus all RMR with balances more than 90 days past Due Date minus the previous month’s RMR with balances more than 90 days past Due Date,

(iv)          plus all RMR rate decreases,

(b)           the sum of which shall be divided by  all RMR with balances 90 days or less past Due Date.

The “Annual Attrition Rate” shall be calculated as of the last day of each calendar month for the 12 months then ended and reported as a monthly average.  The “Quarterly Attrition Rate” shall be calculated as of the last day of each calendar month for the 3 months then ended.”

“Authorized Officer shall mean those individuals, designated by written notice to Agent, authorized to execute notices, reports and other documents on behalf of Alarm Funding, NewCo, CastleRock and any Pledgor or, as the case may be, under the Credit Documents.  Such notice may be amended by the applicable party from time to time by giving written notice of such amendment to Agent.”

“Borrower shall mean, jointly and severally, Alarm Funding and NewCo. For the avoidance of doubt, all references to “Borrower” shall be deemed to refer to all of Alarm Funding and NewCo.”

“Collateral Assignment of Contracts shall mean, collectively, (a) the Collateral Assignment of Contracts of Alarm Funding in the form of Exhibit 1.1(C)(1), and (b) the Collateral Assignment of Contracts in form of Exhibit 1.1(C)(2) and (3) attached to the Third Amendment and made a part hereof, executed by each of CastleRock and NewCo and delivered to Agent for the benefit of Lenders.”

“Credit Documents shall mean this Agreement, the Collateral Assignment of Contracts, the Assignment and Modification Agreement, any Note, the Borrower Joinder, the Pledge Agreement, the Security Agreement, the Guaranty Agreement, the Assignment of Deposit Accounts, the Cash Collateral Pledge Agreement, the Remaining Proceeds Pledge Agreement, the Nonsolicitation Agreements, the Escrow Agreement, the deposit account control agreements, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Credit Document shall mean any of the Credit Documents.”

“Euro-Rate shall mean, with respect to the Loans to which the Euro-Rate applies for any Interest Period, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by Agent) as the one month London Interbank Offered Rate for United States dollar deposits or such other language (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in Agent’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, then such rate as reported by any publicly available recognized source of similar market data selected by Agent that, in Agent’s reasonable judgment, accurately reflects such London Interbank Offered Rate).”

“Guaranty Agreement shall mean collectively, the Guaranty Agreement (Payment) in substantially the form of Exhibit 1.1(G) attached to the Third Amendment and made a part hereof, executed and delivered by CastleRock to Agent for the benefit of Lenders.

“Material Adverse Change shall mean any set of circumstances or events which:  (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Credit Document or the Collateral, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, or financial condition of Borrower or any Guarantor, (c) impairs materially or could reasonably be expected to impair materially the ability of Borrower or any Guarantor to duly and punctually pay or perform its Indebtedness, (d) impairs materially or could reasonably be expected to impair materially the value of the Collateral, or (e) impairs materially or could reasonably be expected to impair materially the ability of Agent or any Lender, to the extent permitted, to enforce their legal remedies pursuant to any Credit Document.”

“Nonsolicitation Agreements shall mean the Nonsolicitation Agreements (a) in substantially the form of Exhibit 1.1(N)(1), executed by Alarm Funding and (b) in substantially the form of Exhibit 1.1(N)(2), (3) and (4) attached to the Third Amendment and made a part hereof, executed by CastleRock and NewCo and each member of the Senior Management Team, respectively, and delivered to Agent for the benefit of Lenders.”

“Permitted Liens shall mean:

(a)           Liens for taxes, assessments or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(b)           Liens in favor of Agent for the benefit of Lenders securing the Obligations;

(c)           Liens on property leased by Borrower under capital and operating leases permitted in Section 7.2.15 [Capital Expenditures and Leases] securing obligations of Borrower to the lessor under such leases;

(d)           Any Lien existing on the date of this Agreement and described on Schedule 1.1 (P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(e)           Purchase Money Security Interests, provided that the aggregate amount of  Loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000 (excluding for the purpose of this computation any  Loans or deferred payments secured by Liens described on Schedule 1.1(P));

(f)            The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within 30 days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of Borrower to perform its Obligations hereunder or under the other Credit Documents:

(1)           Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; and

(2)           Liens resulting from final judgments or orders described in Section 8.1.6 [Final Judgments or Orders]; and

(g)           First priority Liens in favor of a Subsidiary Creditor securing a Permitted Subsidiary’s obligations under the Permitted Subsidiary Indebtedness and complying with all the terms of Section 7.2.9  [Subsidiaries, Partnerships and Joint Ventures].”

“Pledge Agreement shall mean collectively the Pledge Agreements in substantially the form of Exhibit 1.1(P)(1)(2) and (3) attached to the Third Amendment and made a part hereof, executed by (i) NewCo, the sole shareholder of CastleRock, (ii) Alarm Funding, the majority shareholder of NewCo prior to the Equity Raise and (iii) Whitecap, Offshore I, Offshore II, and Full Circle, the sole shareholders of Alarm Funding, delivered to Agent for the benefit of Lenders.”

“Security Agreement shall mean collectively (a) the Security Agreement in substantially the form of Exhibit 1.1(S)(1) (executed and delivered by Alarm Funding to Agent for the benefit of Lenders, and (b) the Security Agreements in substantially the form attached to the Third Amendment as Exhibit 1.1(S)(2) and (3) and made a part hereof, executed by each of NewCo and CastleRock and delivered to Agent for the benefit of Lenders.”

“Senior Management Team shall mean Michael Snyder, Brian E. Johnson and James F. Ingold.”

“UCC Collateral shall mean the property in which security interests are to be granted under the Security Agreement.”

(c)           Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert in alphabetical order the following new definitions:

“Acceptable Appraiser shall mean any of the following (a) Houlihan Smith Company, Inc., (b) Barnes & Associates, (c) Henry Edmunds, (d) Peter Flynn and (e) Benchmark Partners.

“Alarm Funding shall mean Alarm Funding, LLC, a Delaware limited liability company.”

“Appraisal Dispute Notice shall have the meaning given to such term in Section 2A.2(c)(ii).

“Borrower Joinder shall mean that certain Borrower Joinder and Assumption Agreement executed and delivered by NewCo as of the Third Amendment Effective Date in substantially the form attached to the Third Amendment as Exhibit 1.1(B), and made a part hereof.”

“Business Management Consultant shall have the meaning given to such term in Section 7.1.23 [Business Management Consultant].”

“Business Plan shall have the meaning given to such term in Section 7.3.6 [Monthly Operating Metrics Reports; Business Plan].”

“Cash Collateral Pledge Agreement shall mean the Pledge Agreement of Borrower in favor of Agent for the ratable benefit of the Lenders,  dated as of the Third Amendment Effective Date, in substantially the form attached to the Third Amendment as Exhibit 1.1(C)(2), and made a part hereof .”

“Cash Collateral Account shall have the meaning given to such term in Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“CastleRock shall mean CastleRock Security, Inc., a Delaware corporation.”

“CastleRock Assignment Agreement shall mean that certain Assignment and Assumption Agreement dated as of November 26, 2008 between SAS (as “Assignor”) and CastleRock (as “Assignee”).”

“CastleRock Asset Purchase Agreement shall mean that certain Asset Purchase and Settlement Agreement dated as of November 26, 2008 by and among Alarm Funding, CastleRock, SAS, and Cordell.”

“CastleRock Bill of Sale shall mean that certain Bill of Sale and Assignment of Contracts dated as of November 26, 2008 between SAS and CastleRock.”

“CastleRock Principal shall mean Brian Johnson.”

“CastleRock Servicer Agreements shall mean collectively all servicing agreements pursuant to which CastleRock services security alarm contracts of third parties, including that certain Servicing Agreement dated as of November 26, 2008 by and between CastleRock (as the servicer) and Alarm Funding (as the owner), as the same may be further amended or modified from time to time as permitted by Section 7.2.14 [Changes in Documents].”

“CastleRock Shares shall have the meaning assigned to that term in Section 5.1.3 [Subsidiaries].”

“CastleRock Stockholder Agreement shall mean the Stockholder Agreement dated as of November 26, 2008, among CastleRock, Alarm Funding and Cordell.”

“CastleRock Transaction Documents shall mean the CastleRock Asset Purchase Agreement, the CastleRock Stockholder Agreement, the CastleRock Servicer Agreements, the CastleRock Transition Services Agreements, the CastleRock Assignment Agreement, the CastleRock Bill of Sale and each and every other agreement, instrument, certificate or document executed and/or delivered or filed in connection with the transactions contemplated by the foregoing agreements.”

“CastleRock Transition Services Agreement shall mean that certain Transition Services Agreement dated as of November 26, 2008, by and among CastleRock, SAS and SAI.”

“Collateral Management Fee shall have the meaning given to such term in Section 2A.4 [Term Loan Fees].”

“Contribution Agreement shall mean the Contribution Agreement by and among NewCo, Alarm Funding and SAS dated as of September 24, 2010, as the same may be amended or modified from time to time as permitted by Section 7.2.14 [Changes in Documents].”

“Cordell shall mean Cordell Funding, LLLP, Florida limited liability limited partnership.”

“December Deficiency Amount shall have the meaning assigned to such term in Section 7.1.28 [Working Capital Funding].”

“December Working Capital Payment shall have the meaning assigned to such term in Section 7.1.28 [Working Capital Funding].”

“Deposit Date shall mean the date that the Net Proceeds have been deposited in the Cash Collateral Account and the Remaining Proceeds Account in accordance with Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“EBITDA shall mean the sum, without duplication, of the following:  Net Income determined in accordance with GAAP, plus (a) Interest Expense, (b) taxes on income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash and/or non-recurring charges and expenses approved by Agent in its discretion, excluding accruals for cash expenses made in the ordinary course of business,  less (i) gain from any sale of assets, other than sales in the ordinary course of business, and (ii) all non-cash and/or non-recurring income, all of the foregoing determined in accordance with GAAP for Borrower.  EBITDA shall be calculated as of the last day of each calendar month for the 12 months then ended.”

“Equity Raise shall have the meaning given to such term in the Recitals.”

“Equity Raise Termination Notice shall have the meaning given to such term in the Escrow Agreement.”

“Escrow Account  shall have the meaning given to such term in the Escrow Agreement.”

“Escrow Agent shall mean Hanson Bridgett LLP.”

“Escrow Agreement  shall mean that certain Escrow Agreement by and among Agent, Borrower and Escrow Agent, as escrow agent, dated as of the Third Amendment Date,”

“Excess Restricted Proceeds shall have the meaning assigned to that term in Section 2A.2(c)(iii).”

“Existing Over Advance shall mean the amount by which the aggregate principal amount outstanding of the Loans exceeds the Maximum Term Loan Amount, determined as of the Deposit Date.”

“Fair Market Value  shall mean the most probable price which Security Alarm Contracts would command in a competitive and open market, under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and as determined by a methodology commonly employed within the  security alarm industry.

“Full Circle shall mean Full Circle Partners, L.P., a Delaware limited partnership.”

“Guarantor shall mean CastleRock.”

“HB Client Trust Account shall have the meaning given to such term in Section 17 (b) [Initial Working Capital Payment] of the Credit Agreement.

“Incentive Equity Issuance shall mean the issuance of shares of NewCo Shares to the Senior Management Team and other employees pursuant to the CastleRock Security Holdings, Inc. 2010 Equity Incentive Plan described on Schedule 5.13.

“Initial Working Capital Payment  shall have the meaning given to such term in Section 17 (b) [Initial Working Capital Payment] of the Credit Agreement.

“Interest Expense shall mean, for any period: total interest expense of Borrower (including interest attributable to capital leases in accordance with GAAP, and interest paid in kind).”

“Loans shall mean collectively all, and “Loan” shall mean separately any, (a) prior to the Third Amendment Effective Date, of the Revolving Credit Loans, and (b) on and after the Third Amendment Effective Date, of the Term Loans and the Retention Advance, which shall not exceed for each Lender the respective amounts set forth on Schedule 1.1(B).”

“Maximum Term Loan Amount shall mean, as of any date of determination, commencing on the Deposit Date and continuing thereafter, the amount equal to the sum of (a) the product of the Multiplier multiplied by the Eligible RMR (other than the Puerto Rican Eligible RMR) plus (b) the lesser of (i) 10 multiplied by the Puerto Rican Eligible RMR and (ii) $1,500,000, all as calculated with reference to the most recent Maximum

Term Loan Certificate acceptable to Agent and otherwise in accordance with this Agreement.”

“Multiplier shall mean 23 for the period commencing on the Third Amendment Effective Date and thereafter.”

“Net Income shall mean, for any period, the net income (or loss) of Borrower on a consolidated basis determined in accordance with GAAP; provided, however, that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower by such Person, (b) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with Borrower or that Person’s assets are acquired by Borrower, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Borrower or any affiliate thereof, and (e) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (d) of this definition of Net Income.”

“Net Proceeds shall mean the gross proceeds resulting from the Equity Raise less the Permitted Expenses.”

“NewCo shall mean CastleRock Security Holdings, Inc., a Delaware corporation.”

“NewCo Shares shall have the meaning assigned to such term in Section 5.1.3 [Subsidiaries].”

“Notes shall mean collectively all, and “Note” shall mean separately any of, (a) prior to the Third Amendment Effective Date, the Revolving Credit Notes, and (b) on and after the Third Amendment Effective Date, the Term Notes and the Retention Advance Notes.”

“November Deficiency Amount” shall have the meaning assigned to such term in Section 7.1.28 [Working Capital Funding].

“November Working Capital Payment” shall have the meaning assigned to such term in Section 7.1.28 [Working Capital Funding].

“Offshore I shall mean Whitecap (Offshore) Fund I, Ltd., a British Virgin Islands company.”

“Offshore II shall mean Whitecap (Offshore) Fund II, Ltd., a British Virgin Islands company.”

“Over Advance shall have the meaning given to such term in Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“Permitted Affiliate Transactions shall have the meaning given to such term in Section 7.2.8 [Permitted Affiliate Transactions].”

“Permitted Capital Expenditures shall have the meaning given to such term in Section 7.2.15 [Capital Expenditures and Leases].”

“Permitted Expenses shall mean the following costs incurred by or on behalf of Borrower in connection with the Equity Raise, the Incentive Equity Issuance and the Third Amendment to be paid or reimbursed from the gross proceeds of the Equity Raise: (a) SEC registration fee, (b) FINRA filing fee, (c) listing fee, (d) blue sky fees and expenses, (e) printing and engraving expenses, (f) legal fees and expenses of Borrower’s counsel and counsel for Agent and Lenders, (g) accounting fees and expenses of RSM MCGladrey, (h) transfer agent and registrar fees and expenses, (i) the commission and reimbursable expenses due and payable to Rodman & Renshaw, LLC pursuant to that certain engagement letter dated May 11, 2010 and the reasonable fees and expenses of the underwriting counsel for the Equity Raise, (j) an amount not to exceed $1,000,000 to be used by CastleRock to pay past due amounts to service providers, vendors and other creditors, and  (k) an amount not to exceed the Permitted Capital Expenditures.”

“Permitted Subsidiary shall have the meaning given to such term in Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures].”

“Permitted Subsidiary Acquisition shall have the meaning given to such term in Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures].”

“Permitted Subsidiary Indebtedness shall have the meaning given to such term in Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures].”

“Pledgors shall mean collectively all, and “Pledgor” shall mean separately, any of Alarm Funding, NewCo, Whitecap, Offshore I, Offshore II and Full Circle.”

“Recovered Accounts shall mean (a) those accounts for which, in each case, the applicable customer cancelled or failed to renew upon the initial contract expiration date and subsequently rescinded the cancellation and brought the account current, and (b) those accounts written-off by Borrower but which, in each case, the applicable customer has brought the account current.  Recovered Accounts shall not include accounts that have been cancelled or written-off more than once.”

“Remaining Proceeds shall have the meaning given to such term in Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“Remaining Proceeds Account shall have the meaning given to such term in Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“Remaining Proceeds Pledge Agreement shall mean the Pledge Agreement of Borrower in favor of Agent for the ratable benefit of the Lenders, dated as of the Third Amendment Effective Date, in substantially the form attached to the Third Amendment as Exhibit 1.1(R)(1), and made a part hereof.”

“Restricted Proceeds shall have the meaning given to such term in Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].”

“Restructure Documents shall mean collectively those documents listed on Exhibit 5.1.32 attached hereto, each dated the Third Amendment Effective Date, as the same may be amended, restated, modified or supplemented as permitted by Section 7.2.14 [Changes in Documents].”

“Retention Advance shall have the meaning given to such term in Section 2A.2 [Conversion to Term Loans; etc.].”

“Retention Advance Fee shall mean the amount of $60,000.”

“Retention Advance Notes shall mean collectively all, and Retention Advance Note shall mean separately any, of the Retention Advance Notes of Borrower in form and substance satisfactory to Agent evidencing the Retention Advance, as the same may be amended, restated, modified or supplemented from time to time.”

“Retention Program shall mean the actions to be undertaken by Borrower to retain customers and the costs of such actions, as have been previously disclosed to the Agent and the Lenders.”

“SAS shall mean SA Systems LLC, a Delaware limited liability company.”

“Second Appraisal shall have the meaning assigned to that term in Section 2A.2(c)(ii).”

“Shares shall mean collectively, the CastleRock Shares and the NewCo Shares.”

“SPV Date shall have the meaning assigned to that term in Section 7.1.24 [Single Purpose Entity - NewCo].”

“Term Loan shall have the meaning assigned to that term in Section 2A.2 [Conversion to Term Loans; Retention Advance]; Term Loans shall mean collectively all of the Term Loans.”

“Term Note shall mean collectively all, and Term Note shall mean separately any, of the Replacement Term Notes of Borrower in form and substance satisfactory to Agent evidencing the Term Loans, as the same may be amended, restated, modified, or supplemented from time to time.”

“Third Amendment shall mean the Consent, Limited Waiver and Third Amendment to Credit Agreement and Credit Documents by and among Alarm Funding, CastleRock, Lenders and Agent dated as of October 20, 2010.”

“Third Amendment Effective Date shall mean October 20, 2010.”

“Updated Appraisal shall have the meaning given to such term in Section 2A.2(c) [Cash Collateral Amount; Updated Appraisal].”

(d)           The term “Borrowing Base” shall be deleted from Section 1.1 [Certain Definitions].  All references in the Credit Agreement to “Borrowing Base Certificate” shall be replaced with references to “Maximum Term Loan Certificate.”

(e)           All references in the Credit Agreement to “Revolving Credit Loans” or a “Revolving Credit Loan”, except those references in Section 2A [Revolving Credit Facility Conversion] shall be replaced with references to “Loans” or “Loan”, respectively.

(f)            All references in the Credit Agreement to “Guaranty Agreement (Anti-Fraud)” shall be replaced with references to “Guaranty Agreement”.

(g)           All references in the Credit Agreement to “Revolving Credit Notes” or a “Revolving Credit Note” shall be replaced with references to “Notes” or “Note”, respectively.

(h)           All references to “SAI” in the following Sections of the Credit Agreement shall be changed to “CastleRock”:  Sections 5.1.28 [Telephone Numbers], 7.1.20 [Servicer Insolvency], 7.3.1 [Monthly Financial Statements], 7.3.3 [Annual Financial Statements], and 8.1.2 [Breach of Warranty].

4.             Joinder of NewCo; Joint and Several Liability; Waivers.

(a)           As a condition to Agent and Lenders entering into this Amendment and consenting to the Restructure, NewCo shall, on the Third Amendment Effective Date, become a Borrower under the terms of the Credit Agreement and the other Credit Documents and assume the obligations of Borrower under the Credit Agreement and the other Credit Documents pursuant to the terms of the Borrower Joinder.  Commencing on the Third Amendment Effective Date, all references to the term “Borrower” in the Credit Agreement and the other Credit Documents shall refer to Alarm Funding and NewCo, jointly and severally.

(b)           Commencing on the Third Amendment Effective Date, Alarm Funding and NewCo shall each be a Borrower and shall be jointly and severally liable for the Obligations under the Credit Agreement and each of the other Credit Documents. Without limiting the generality of the foregoing, each of Alarm Funding and NewCo hereby acknowledges and agrees that any and all Loans, actions, inactions or omissions by any one or more, or all, of Alarm Funding or NewCo or of CastleRock in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents is the Obligation of, and inures to and is binding upon, each and all of Alarm Funding and NewCo jointly and severally.

(c)           Each Borrower hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations based on any contention that its liability under the Credit Agreement and the other Credit Documents is limited and not joint and several. Each Borrower acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of Agent and Lenders to enter into the Third Amendment, and that Lenders are relying on each specific waiver and all such waivers in entering into the Third Amendment. The undertakings of each Borrower hereunder secure the Obligations of itself and the other Borrower. Each Borrower further agrees that:

(i)            Agent or any Lender may do any of the following without notice to such Borrower and without adversely affecting the validity or enforceability of this Agreement or the Obligations (or any portion thereof): (A) release, surrender, exchange, compromise or settle the Obligations, or any portion thereof, with respect to the other Borrower; (B) change, renew or waive the terms of the Obligations, or any part thereof with respect to the other Borrower; (C) change, renew or waive the terms of any of the Loan Documents or any other agreements relating to the Obligations, or any portion thereof, with respect to the other Borrower; (D) grant any extension or indulgence with respect to the payment or performance of the Obligations, or any portion thereof, with respect to the other Borrower; (E) enter into any agreement of forbearance with respect to the Obligations, or any portion thereof, with respect to the other Borrower; and (F) release, surrender, exchange, impair or compromise any security of the other Borrower held by Agent or any Lender for the Obligations or any portion thereof. Each Borrower agrees that Agent or any Lender may do any of the above as Agent or such Lender deems necessary or advisable, in Agent’s or such Lender’s sole discretion, without giving notice to such Borrower, and that such Borrower will remain liable for full payment and performance of the Obligations.

(ii)           Each Borrower waives and agrees not to enforce any of the rights of Agent or Lenders against the other Borrower or CastleRock or any other obligor of the Obligations, or any portion thereof, or any Collateral securing the same unless and until all of the Obligations shall have been indefeasibly paid in cash in full and the Borrowers’ rights to borrow have terminated, including any right of such Borrower to be subrogated in whole or in part to any right or claim of Agent or any Lender with respect to the Obligations or any portion thereof. Each Borrower hereby irrevocably agrees that following the occurrence of any Event of Default which has not been waived by Agent and the Required Lenders, such Borrower shall not enforce any rights of contribution, indemnity or reimbursement from the other Borrower on account of such Borrower’s payment of the Obligations, or any portion thereof, unless and until all of the Obligations shall have been indefeasibly paid in cash in full and the Borrowers’ rights to borrow hereunder have terminated. Each Borrower hereby waives any defenses based on suretyship or impairment of collateral or the like.

5.             Amendment of Section 2 [Revolving Credit Facility] of the Credit Agreement.  A new Article 2A shall be inserted immediately following Section 2.9 [Increase in Revolving Credit Commitments] of the Credit Agreement as follows:

“2A.        REVOLVING CREDIT FACILITY CONVERSION.

2A.1        Effectiveness of Article 2 [Revolving Credit Facility].

The provisions of Article 2 of the Credit Agreement shall remain in full force and effect up to, but not including, the Third Amendment Effective Date, and thereafter shall be of no further force or effect.

2A.2        Conversion to Term Loans; Retention Advance; Restricted Proceeds; Updated Appraisals.

(a)           On and as of the Third Amendment Effective Date, without further action by any party, all Revolving Credit Loans of each Lender shall be converted to a single term loan (the “Term Loan” or

“Term Loans”) of such Lender to the Borrower which Term Loan shall be in the principal amount of the aggregate Revolving Credit Loans made by such Lender outstanding on such date, not to exceed $40,075,220.35 in the aggregate for all Lenders.  The Term Loans are not revolving credit loans and Borrower shall not have the right to borrow, repay, and reborrow under this Section.   Commencing on May 31, 2011, in no event shall the aggregate amount of the Term Loans exceed the Maximum Term Loan Amount, and in no event shall the aggregate amount of the Term Loans for each Lender exceed the lesser of (a) the respective amounts for each Lender as set forth on Schedule 1.1(B) and (b) such Lender’s ratable share of the Maximum Term Loan Amount.

(b)           Retention Advance.  Borrower acknowledges and agrees that no further advances shall be permitted under the Term Loans; provided, however, that the Agent and Lenders may, in their sole discretion, permit advances in the aggregate amount not to exceed $700,000 prior to December 31, 2010, the proceeds of which shall be used to fund the Retention Program (the “Retention Advance”).  As of the Third Amendment Effective Date, the sum of $700,000.00 has been advanced as a Retention Advance.  Borrower shall have no right to borrow, repay and reborrow the Retention Advance.  The Retention Advance shall be evidenced by the Retention Advance Notes in favor of the Lenders.  The Retention Advance Fee shall be deemed fully earned as of the date that the Retention Advance is advanced.  Borrower shall pay the Retention Advance Fee to Agent, for the benefit of Lenders in accordance with their prior written agreement, payable in twelve (12) monthly installments of $5,000 each on the first day of each month, commencing on the first day of the calendar month following the date that the Retention Advance is made.  In the event Borrower fails to pay any portion of the Retention Advance Fee when due, such unpaid amount shall bear interest at the Default Rate.  Upon the occurrence of an Event of Default, any unpaid portion of the Retention Advance Fee shall be immediately due and payable in full.

(c)           Restricted Proceeds; Updated Appraisals

(i)            Agent shall conduct an appraisal pursuant to the terms of Section 7.1.6 [Visitation Rights] for the period ending October 31, 2010 and shall conduct additional appraisals thereafter from time to time as Agent determines necessary or desirable, or as Borrower may request, but no less frequently than every 60 days (subject to Section 7.1.6 [Visitation Rights]) (each an “Updated Appraisal”). The Updated Appraisals shall be conducted at the sole cost and expense of Borrower.   In the event that any Updated Appraisal discloses that the Fair Market Value of the Collateral is less than the outstanding principal amount of the Loans, then Agent shall notify Borrower in writing (the “Over Advance

Notice”) of the amount by which the outstanding principal amount of the Loans exceeds the Fair Market Value of the Collateral (the “Over Advance”).

(ii)           As a condition to Agent and Lenders entering into the Third Amendment, Borrower agrees that it shall, contemporaneously with the closing of the Equity Raise: (A) deposit proceeds of the Equity Raise in an amount not less than the Over Advance (the “Restricted Proceeds”) into a cash collateral account at JP Morgan Chase, or another financial institution reasonably acceptable to Agent, pledged to Agent for the ratable benefit of the Lenders (the “Cash Collateral Account” ), as additional collateral security for the Loans; (B) execute and deliver the Cash Collateral Pledge Agreement in favor of the Agent for the benefit of the Lenders; and (C) cause an account control agreement, in form and substance satisfactory to Agent, to be executed and delivered in favor of Agent for the benefit of the Lenders by JP Morgan Chase, or another financial institution reasonably acceptable to Agent, as the depository bank holding the Restricted Proceeds.  Thereafter, in the event that the Over Advance at any time exceeds the Restricted Proceeds, Borrower shall within seven (7) days of receipt of an Over Advance Notice, without the necessity of any demand by Agent, make a mandatory deposit of additional funds into the Cash Collateral Account equal to the amount by which the Over Advance exceeds Restricted Proceeds.

(A)          In the event that the Borrower disagrees with the valuation of the Collateral resulting from an Updated Appraisal, Borrower may, at its sole cost and expense,  obtain a second appraisal of the same Collateral which was the subject of the Updated Appraisal,  prepared by an Acceptable Appraiser within the time limits and requirements set forth in this Section 2.A2(c)(ii)(A) (a “Second Appraisal”) provided that Borrower notifies the Agent in writing that it disagrees with the Over Advance determined with respect to an Updated Appraisal within four (4) days of the Over Advance Notice corresponding to the disputed Updated Appraisal (an “Appraisal Dispute Notice”).  If the Borrower delivers an Appraisal Dispute Notice then Borrower shall either  (i)  deposit the Over Advance specified in the Over Advance Notice in the Cash Collateral Account in accordance with the terms of this Section 2A.2 (c) [Restricted Proceeds; Updated Appraisals] and deliver the Second Appraisal to Agent no later than 30 days following the Over Advance Notice, or (ii) deliver the Second Appraisal within fifteen (15) days of the Appraisal Dispute Notice and pay the Over Advance, as the same may be adjusted pursuant to this Section 2.A2(c)(ii)(B) within twenty-four (24) hours after delivery of the Second Appraisal.

(B)           In the event that the Second Appraisal concludes that the Fair Market Value of the Collateral is more than that determined by the Updated Appraisal, the Fair Market Value of the disputed Updated Appraisal and the Second Appraisal (but in no event more than one hundred  twenty-five percent (125%) of the Fair Market Value of the disputed Updated Appraisal) shall be added together and divided by two (2), resulting in an average of the Fair Market Value of the two appraisals for purposes of determining the Over Advance. In the event that the Borrower fails to provide the Appraisal Dispute Notice, fails to deposit the Over Advance to the extent required in Section 2A.2(c)(ii)(A)(ii), fails to deliver the Second Appraisal or fails to pay the adjusted Over Advance, if applicable, within the time periods specified herein, the Over Advance specified in the Over Advance Notice shall be final.

(iii)          In the event that:

(a) as a result of any Updated Appraisal, it is determined  that the amount of the Restricted Proceeds then deposited in the Cash Collateral Account exceeds the Over Advance, or

(b) the Borrower has deposited the Over Advance, and the Over Advance is subsequently reduced in connection with a Second Appraisal pursuant to the process described in Section 2A.2(c)(ii)(B),

then, to the extent, if any, that proceeds in excess of the Over Advance are being held in the Cash Collateral Account  (such excess amount being  the “Excess Restricted Proceeds”),  Agent shall promptly notify the Borrower in writing of the amount of the Excess Restricted Proceeds and shall cause such Excess Restricted Proceeds to be deposited in the Remaining Proceeds Account within seven (7) days of determination thereof.

(iv)         In addition, and as a condition to Agent and Lenders entering into the Third Amendment, Borrower agrees that it shall, contemporaneously with the closing of the Equity Raise: (A) deposit the Net Proceeds less the Restricted Proceeds (the “Remaining Proceeds”) into a cash collateral account at JP Morgan Chase, or another financial institution reasonably acceptable to Agent, pledged to Agent for the ratable benefit of the Lenders (the “Remaining Proceeds Account” ), as additional collateral security for the Loans; (B) execute and deliver the Remaining Proceeds Pledge Agreement in favor of the Agent for the benefit of the Lenders; and (C) cause a springing account control agreement, in form and substance satisfactory to Agent, to be executed and delivered in favor of Agent for the benefit of the Lenders by JP Morgan Chase, or another financial institution reasonably acceptable to Agent, as the depository bank holding the Remaining Proceeds. Provided no Event of Default is in existence, the Remaining Proceeds may only be used by Borrower to fund ordinary and customary working capital expenses of NewCo, then servicing fees payable by Alarm Funding to CastleRock as and when due in accordance with the CastleRock Servicer Agreement to the extent not funded pursuant to Section 2A.3, and then, to the extent available, Permitted Acquisitions.  For the avoidance of doubt, in no event shall Borrower be permitted to make Permitted Acquisitions unless the Equity Raise has occurred and the Restricted Proceeds and the Remaining Proceeds have been deposited in accordance with Section 2A.2(c) [Restricted Proceeds; Updated Appraisals] On or before the Deposit Date, Borrower will provide Agent with wire instructions to effect the transfer of any Excess Restricted Proceeds to the Remaining Proceeds Account. In no event shall Remaining Proceeds be used to pay for the monitoring or servicing of any Security Alarm Contracts, including NewCo Contracts, acquired by any Permitted Subsidiary or for the working capital of any Subsidiary of NewCo.

(v)           Borrower shall be permitted to withdraw funds for purposes permitted under Section 2A.2 (c)(iv) from the Remaining Proceeds Account, provided that:

(1)           no Event of Default or Potential Default exists at the time that Borrower makes a withdrawal from the Remaining Proceeds Account;

(2)           to the extent that Remaining Proceeds are available to fund Permitted Acquisitions pursuant to Section 2A.2(c)(iv), the Remaining Proceeds shall be used solely to fund one or more  Permitted Acquisitions which shall comply with all the terms and conditions set forth in Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and to the extent applicable, the provisions of subsections (c), (d), (e) and (f) of Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures]; and

(3)           Borrower shall deliver to Agent a signed certificate each month certifying that all amounts drawn from the Remaining Proceeds Account in the previous month were withdrawn in compliance with Section 2A.2 (c)(v) (1) and (2), to the extent applicable.

(vi)          Borrower will have until May 31, 2011 to either: (1) acquire sufficient additional Collateral to eliminate any Over Advance (for the avoidance of doubt, the additional Collateral will be valued using the same valuation methodology that was used to determine the Over Advance) or (2) repay in full the total amount of the Over Advance as of that date.  In the event that NewCo has failed to eliminate any Over Advance existing as of May 31, 2011, whether by acquisition of additional Collateral or repayment of the Over Advance, then the Restricted Proceeds in the amount of the then existing Over Advance shall be paid to Agent for the ratable benefit of the Lenders no later than June 1, 2011 as a prepayment of the Loans, and the outstanding principal balance of the Loans and the Maximum Term Loan Amount shall be reduced by such prepayment.  After such prepayment, the balance of the Remaining Proceeds shall continue to be held in the Remaining Proceeds Account, subject to release in accordance with Section 2.A(c)(v) (1), (2) and (3).

2A.3        Nature of Lenders’ Obligations With Respect to Term Loans and Retention Advance; Repayment Terms.

The Lenders shall have no obligation to make Term Loans hereunder after the Third Amendment Effective Date.  The Term Loans and the Retention Advance shall be payable from the collections received by Agent from the Blocked Accounts in the following order:  (i) interest due and payable on the Loans, (ii) fees and expenses due and payable to Agent and Lenders under the Credit Documents, (iii) the servicing fees due and payable to CastleRock, (iv) such other expenses of Borrower approved by Agent, including an amount not to exceed $250,000 in the aggregate to compensate the Business Management Consultant, (v) unpaid principal balance of the Term Loan, and (vi) unpaid principal balance of the Retention Advance. In no event shall any collections be used to pay for the monitoring or servicing of any Security Alarm Contracts, including without limitation NewCo Contracts, acquired by any Permitted Subsidiary.

2A.4        Term Loan Fees.

(a)           Borrower agrees to pay in advance to Agent, for the account of each Lender as consideration for such Lender’s Loan, a facility fee (the “Annual Fee”).  The Annual Fee shall be paid as follows:

(i)            On May 25, 2010, .50% of the principal balance of the Loans outstanding on such date;

(ii)           On the Third Amendment Effective Date, .50% of the principal balance of the Loans outstanding on such date; and

(iii)          On May 25, 2011, 1.0% of the principal balance of the Loans outstanding on such date.

In the event that the Deposit Date occurs on or before March 1, 2011, and no Event of Default or Potential Default exists, Borrower shall be refunded, as of March 15, 2011, one half (1/2) of the portion of the Annual Fee paid on the Third Amendment Effective Date pursuant to subsection (ii) of this Section.

(b)           Borrower agrees to pay Agent, for the account of Lenders, an aggregate collateral management fee, which fee shall accrue in the amount of $20,000 per month until the Loans are paid in full and which shall be payable in full upon the maturity or earlier termination of the Loans (the “Collateral Management Fee”).

2A.5        Term Loan Notes and Retention Advance Notes.

Borrower hereby unconditionally promises to pay to the order of each Lender the principal amount of the Term Loan and the Retention Advance made by such Lender, payable as set forth herein, together with interest on such unpaid principal amount from time to time outstanding from the date hereof at the rate or rates per annum as provided herein.  Interest on the Term Loans and the Retention Advance shall be due and payable in accordance with the terms of Section 4.3 [Interest Payment Dates].  Unless sooner paid in full, the outstanding principal balance of the Term Loans and the Retention Advance shall be paid in full on the Expiration Date.  The Obligation of Borrower to repay the aggregate unpaid principal amount of each Term Loan made to Borrower by such Lender, together with interest thereon, shall be evidenced by a Term Note payable to the order of such Lender in a face amount equal to the outstanding principal amount of such Term Loan made by such Lender and in form and substance satisfactory to Agent and such Lender.  The Obligation of Borrower to repay the aggregate unpaid principal amount of the Retention Advance made to Borrower by such Lender, together with interest thereon, shall be evidenced by the Retention Advance Note payable to the order of such Lender in a face amount equal to the outstanding principal amount of such Retention Advance made by such Lender and in form and substance satisfactory to Agent and such Lender.

2A.6        Use of Proceeds.

The proceeds of the Term Loans and the Retention Advance shall be used in accordance with Section 7.1.10 [Use of Proceeds].”

6.             Amendment of Section 4 [Payments] of the Credit Agreement.

(a)           The first paragraph of Section 4.4.1 [Right to Prepay] of the Credit Agreement is hereby amended and restated to read as follows:

“Borrower shall have the right at its option from time to time to prepay the Loans (including, for the avoidance of doubt, the Retention Advance) in whole, but not in part, without premium or penalty (except as provided in Section 4.6[Additional Compensation in Certain Circumstances]):

(a)           on the last day of the applicable Interest Period with respect to Loans to which the Euro-Rate applies,

(b)           on the date specified in a notice by any Lender pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which the Euro-Rate applies.”

(b)           Section 4.4.3 [Prepayment Fee] of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

“Section 4.4.3  Reserved”

(c)           Section 4.5.2 [Borrowing Base Exceeded] of the Credit Agreement is hereby amended and restated to read as follows:

“Section 4.5.2 Maximum Term Loan Amount Exceeded. Commencing on May 31, 2011, whenever the aggregate principal amount outstanding of the Loans exceeds the Maximum Term Loan Amount, Borrower shall immediately make, without the necessity of any demand by Agent, a mandatory prepayment of principal on the Loans equal to the amount by which the aggregate principal amount outstanding of the Loans exceeds the Maximum Term Loan Amount, together with accrued interest on such principal amount; provided, however, that in the event such a mandatory prepayment is due as a result of the payment of interest of the first day of the month pursuant to Section 4.3 [Interest Payment Dates], Borrower shall have until the fifth day of such month to either make such mandatory prepayment or ensure that the Maximum Term Loan Amount is not less than aggregate principal amount outstanding of the Loans.”

7.             Amendment of Section 5 [Representations and Warranties] of the Credit Agreement.

(a)           Section 5.1.1 [Organization and Qualification] of the Credit Agreement is hereby amended and restated to read as follows:

“Alarm Funding is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  CastleRock is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. NewCo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Alarm Funding, NewCo and CastleRock each have the lawful power to own or lease their respective properties, if any, and to engage in the business each presently conducts or proposes to conduct.  Alarm Funding,  NewCo and CastleRock are each duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to do so would not constitute a Material Adverse Change.”

(b)           Section 5.1.2 [Capitalization and Ownership] of the Credit Agreement is hereby amended and restated to read as follows:

“Schedule 5.1.2 sets forth the authorized membership ownership interests of Alarm Funding (referred to hereinafter as “Membership Interests”) which are issued and outstanding as of the Third Amendment Effective Date and the owners thereof.  As of the Third Amendment Effective Date, NewCo owns all of the assets of Alarm Funding and all the CastleRock Shares.  As of the Third Amendment Effective Date, Whitecap, Offshore I, Offshore II and Full Circle own all of the issued and outstanding Membership Interests of Alarm Funding.  All of the Membership Interests have been validly issued and are fully paid and non-assessable.  There are no options, warrants or other rights outstanding to purchase any of Alarm Funding’s membership ownership interests.  Borrower hereby certifies that a true, correct and complete copy of Alarm Funding’s operating agreement, including all amendments thereto, is attached hereto as Schedule 5.1.2B.”

(c)           Section 5.1.3 [Subsidiaries] of the Credit Agreement is hereby amended and restated to read as follows:

“(a)  CastleRock has no Subsidiaries.  Schedule 5.1.3 sets forth the authorized capital stock of CastleRock, the issued and outstanding shares of CastleRock (referred to herein as the “CastleRock Shares”) and the owners thereof.  NewCo has good and marketable title to all CastleRock Shares it purports to own, free and clear of any Lien.  All CastleRock Shares have been validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 5.1.3, there are no options, warrants or other rights outstanding to purchase any such CastleRock Shares.  Borrower hereby certifies that a true, correct and complete copy of the CastleRock Stockholder Agreement, including all amendments thereto, is attached hereto as Schedule 5.1.3A.  Borrower represents and warrants that the Put-Call Agreement was terminated in connection with the closing of the CastleRock Asset Purchase Agreement, and is of no further force and effect.

(b)  As of the Third Amendment Effective Date, NewCo has no Subsidiaries, other than CastleRock, which is and shall remain NewCo’s sole Subsidiary, except as a result of the Equity Raise.   Schedule 5.1.3 sets forth the authorized capital stock of NewCo, the issued and outstanding shares of NewCo (referred to herein as the “NewCo Shares”) and the owners thereof.  Alarm Funding and SAS have good and marketable title to all NewCo Shares they purport to own, free and clear of any Lien.  All NewCo Shares have been validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 5.1.3, there are no options, warrants or other rights outstanding to purchase any such NewCo Shares, and no NewCo Shares shall be issued to any entity other than Alarm Funding, except as a result of the Equity Raise and the Incentive Equity  Issuance. In no event shall the Incentive Equity Issuance occur prior to the Equity Raise.

(c)           Alarm Funding has no Subsidiaries other than NewCo and CastleRock.”

(d)           Section 5.1.7 [Litigation] of the Credit Agreement is hereby amended and restated to read as follows:

“Except as set forth on Schedule 5.1.7, there are no actions, suits, or proceedings pending, or, to the knowledge of Borrower, threatened against Alarm Funding, NewCo or CastleRock at law or in equity before any Official Body which could result in a Material Adverse Change. Except as set forth on Schedule 5.1.7, to the knowledge of Borrower, there are no investigations pending or threatened against Alarm Funding, NewCo or CastleRock by any Official Body which could result in a Material Adverse Change.  Except as set forth on Schedule 5.1.7, neither Alarm Funding, NewCo nor CastleRock are in violation of any order, writ, injunction or any decree of any Official Body.”

(e)           Section 5.1.9(c) [Accuracy of Financial Statements] of the Credit Agreement is hereby amended and restated to read as follows:

“(c)         Accuracy of Financial Statements. Alarm Funding has no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto to the extent required to be disclosed in accordance with GAAP, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments which may cause a Material Adverse Change with respect to Alarm Funding. Since December 31, 2006, no Material Adverse Change with respect to the Alarm Funding has occurred, other than as summarized on Schedule 5.1.9(c). Neither CastleRock nor NewCo has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the [describe financial statements] or in the notes thereto, except as disclosed therein, there are no unrealized or anticipated losses from any commitments which may cause a Material Adverse Change with respect to CastleRock or NewCo.  Since June 30, 2010, no Material Adverse Change with respect to the CastleRock or NewCo has occurred other than as summarized on Schedule 5.1.9(c).”

(f)            Section 5.1.18 [Status of Pledged Collateral] of the Credit Agreement is hereby amended and restated to read as follows:

“All the Membership Interests and Shares included in the Pledged Collateral to be pledged pursuant to the Pledge Agreements are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreements and except as the right of Lenders to dispose of the Membership Interests and Shares may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws.  There are no shareholder, limited liability company or other agreements or understandings with respect to the Membership Interests and Shares included in the Pledged Collateral, except as described on Schedule 5.1.18.”

(g)           Section 5.1.26 [Security Alarm Contracts] of the Credit Agreement is hereby amended and restated to read as follows:

“(a)         Borrower has supplied Agent with true and correct copies of all its form Security Alarm Contracts. All of the Security Alarm Contracts are valid, enforceable and in full force and effect in accordance with their terms (except to the extent any lack of such validity, binding effect or enforceability may be the result of bankruptcy, insolvency, moratorium, and other similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity), are assignable to Agent without obtaining the consent of or providing notice to any customer or other Person, and contain terms and conditions which are standard within the electronic security industry, including those involving limitation of liability/liquidated damages, third-party indemnification, automatic renewals and the right to increase customer rates.  None of the Security Alarm Contracts has been pledged, assigned, or otherwise transferred to any Person other than to the Agent for the benefit of Lenders.  Without limiting the foregoing, to the best of Borrower’s knowledge, its business and all equipment used in connection with it, are now being utilized, operated and maintained in conformity with the Security Alarm Contracts.  To the best of Borrower’s knowledge, Borrower has not in any manner at any time failed to so utilize, operate and maintain its business in a manner that could now or hereafter result in cancellation or termination of any of the Security Alarm Contracts, or in liability for damages under any of the Security Alarm Contracts nor has Borrower defaulted in its obligations pursuant to any of the Security Alarm Contracts, which default could result in the cancellation of any Security Alarm Contract or adversely affect the rights of Borrower under that Security Alarm Contract.  Borrower requires that its servicers not utilize, operate or maintain their business in a manner that could now or hereafter result in cancellation or termination of any of the Security Alarm Contracts, or in liability for damages under any of the Security Alarm Contracts, and such servicers have not defaulted in their obligations pursuant to any of the Security Alarm Contracts, which default could result in the cancellation of any Security Alarm Contract or adversely affect the rights of Borrower under that Security Alarm Contract.  Borrower is not a party to any franchise, license, distributor or other similar type of agreement.  No person has any right to acquire any of Borrower’s accounts.  Borrower has not sold or otherwise made its existing customer lists available to any third party.  Over 80% of Borrower’s customers pay their RMR invoices by credit card, ACH or other EFT’s.

(b)           Borrower represents and warrants that as of the Third Amendment Effective Date, Borrower and CastleRock have reviewed the applicable law in each jurisdiction where Alarm Funding or NewCo owns Security Alarm Contracts and have determined that neither Alarm Funding nor NewCo is required to obtain or maintain alarm licenses in any such jurisdiction.  Borrower represents and warrants that CastleRock has obtained and is maintaining alarm licenses in compliance with all alarm license requirements in each jurisdiction in which it services security alarm contracts, including the Security Alarm Contracts.”

(h)           Section 5.1.31 [Prior Acquisitions] of the Credit Agreement is hereby amended and restated to read as follows:

“All of Alarm Funding’s prior acquisitions have been completed pursuant to, and in material compliance with, the terms outlined for such acquisitions in the SAI Servicer Agreement.  Alarm Funding’s acquisition of CastleRock was completed pursuant to, and in material compliance with, the terms outlined for such acquisition in the CastleRock Asset Purchase Agreement. NewCo’s acquisition of the CastleRock Shares and the assets of Alarm Funding was completed pursuant to, and in material compliance with, the terms outlined for such acquisition in the Contribution Agreement”

(i)            The following Section is hereby inserted as Section 5.1.33 [Restructure Documents] of the Credit Agreement:

“5.1.33  Restructure Documents.

5.1.33.1   Schedule 5.1.33 contains a true, correct and complete list of the agreements evidencing the Restructure. Neither Alarm Funding, NewCo nor CastleRock is in default on any of its obligations under any of the Restructure Documents; all representations and warranties made by Alarm Funding, NewCo and CastleRock in the Restructure Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the date thereof; no representation, warranty or statement made by Alarm Funding, NewCo or CastleRock, at the time they were made, in any Restructure Document, or any agreement, certificate, statement or document required to be delivered pursuant to any Restructure Document, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such Restructure Document not misleading in light of the circumstances in which they were made; after giving effect to the transactions contemplated by the Restructure Documents.  NewCo has good title to the CastleRock Shares and assets of Alarm Funding acquired in connection with the Contribution Agreement,  free and clear of all Liens other than the Liens created by the Credit Documents and other than Permitted Liens.

5.1.33.2   Each of Alarm Funding, CastleRock and NewCo have adequate power and authority and have full legal right to enter into each Restructure Document to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of the Restructure Documents to which it is a party.  The Restructure Documents are valid and binding obligations of Alarm Funding, CastleRock and NewCo  to the extent that it is a party thereto, enforceable against Alarm Funding, CastleRock or NewCo to the extent it is a party thereto, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

5.1.33.3   The execution and delivery by Alarm Funding, CastleRock and NewCo of the Restructure Documents to which it is a party, the performance by Alarm Funding, CastleRock and NewCo of all of its agreements and obligations under the Restructure Documents to which it is a party, and the consummation of the transactions pursuant to the Restructure Documents have been duly authorized by all necessary limited liability company action on the part of Alarm Funding, and all corporate actions of NewCo and CastleRock and do not and will not: (i) contravene any provision of any such party’s Organizational Documents; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Alarm Funding, CastleRock or NewCo is a party or by which its assets are bound, which would reasonably be expected to have a Material Adverse Effect; or (iii) violate or contravene any provision of any Law thereunder or any decree, order or judgment of any Official Body which would reasonably be expected to have a Material Adverse Effect.

5.1.33.4   There are no proceedings pending or, to the knowledge of Borrower, threatened, against Alarm Funding, NewCo or CastleRock which call into question the validity or enforceability of any of the Restructure Documents.

5.1.33.5   The transactions contemplated under the Restructure Documents have been consummated in accordance with the terms and conditions of the Restructure Documents and all Laws.  All consents and approvals of, and filings and permits with, and all other actions in respect of, all Official Bodies required in order to consummate the transactions in accordance with the terms and conditions of the Restructure Documents and all Laws have been, or prior to the time required, have been, obtained, given, filed, taken or waived, and are in full force and effect.”

(j)            The following Section is hereby inserted as Section 5.1.34 [CastleRock Transaction Documents] of the Credit Agreement:

“5.1.34  CastleRock Transaction Documents.

5.1.34.1   Neither Alarm Funding nor CastleRock is  in default on any of its obligations under the CastleRock Transaction Documents; all representations and warranties made by Alarm Funding and CastleRock in the CastleRock Transaction Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the date thereof; no representation, warranty or statement made by Alarm Funding or CastleRock, at the time they were made, in any CastleRock Transaction Document, or any agreement, certificate, statement or document required to be delivered pursuant to any CastleRock Transaction Document, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such CastleRock Transaction Document not misleading in light of the circumstances in which they were made; after giving effect to the CastleRock Transaction Documents.  CastleRock has good title to the assets acquired in respect of the acquisition of certain assets of SAS,  free and clear of all Liens other than the Liens created by the Credit Documents and other than Permitted Liens.

5.1.34.2   Alarm Funding and CastleRock each had adequate power and authority and had full legal right to enter into each CastleRock Transaction Document to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of the CastleRock Transaction Documents.  The CastleRock Transaction Documents are valid and binding obligations of Alarm Funding and CastleRock to the extent that each is a party thereto, enforceable against Alarm Funding to the extent it is a party thereto, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

5.1.34.3   The execution and delivery by Alarm Funding and CastleRock of the CastleRock Transaction Documents to which it is a party, the performance by each of Alarm Funding and CastleRock of all of its agreements and obligations under the CastleRock Transaction Documents to which it is a party, and the consummation of the transactions pursuant to the CastleRock Transaction Documents have been duly authorized by all necessary limited liability company action on the part of Alarm Funding and CastleRock and do not and will not: (i) contravene any provision of Alarm Funding’s Organizational Documents; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Alarm Funding or CastleRock is a party or by which its assets are bound, which would reasonably be expected to have a Material Adverse Effect; or (iii) violate or contravene any provision of any Law thereunder or any decree, order or judgment of any Official Body which would reasonably be expected to have a Material Adverse Effect.

5.1.34.4   There are no proceedings pending or, to the knowledge of Borrower, threatened, against Alarm Funding or CastleRock, which call into question the validity or enforceability of any of the CastleRock Transaction Documents.

5.1.34.5   The transactions contemplated under the CastleRock Transaction Documents have been consummated in accordance with the terms and conditions of the CastleRock Transaction Documents and all Laws.  All consents and approvals of, and filings and permits with, and all other actions in respect of, all Official Bodies required in order to consummate the transactions in accordance with the terms and conditions of the CastleRock Transaction Documents and all Laws have been, or prior to the time required, have been, obtained, given, filed, taken or waived, and are in full force and effect.”

(k)           The following Section is hereby inserted as Section 5.1.35 [Subordinated Debt] of the Credit Agreement:

“5.1.35  Subordinated Debt.  Borrower represents and warrants that the Subordinated Debt has been terminated, the Subordinated Debt Documents are of no further force and effect, and Alarm Funding has been relieved of all obligations and liabilities under the Subordinated Debt Documents and Borrower has no further obligation to pay the Subordinated Debt, or any other amount, whether in cash or in-kind, to the Subordinated Creditor.”

8.             Amendment of Section 6 [Conditions of Lending] of the Credit Agreement.

(a)           Section 6.1.19 [Senior Funded Debt] of the Credit Agreement is hereby amended and restated as follows:

“Section 6.1.19   Reserved.”

9.             Amendment of Section 7 [Covenants] of the Credit Agreement.

(a)           Section 7.1.10 [Use of Proceeds] of the Credit Agreement is hereby amended and restated to read as follows:

“The proceeds of the Term Loans shall be used only to refinance the Revolving Credit Loans. Borrower shall not use the proceeds of the Term Loans or the Retention Advance for any purpose which contravenes any applicable Law or any provisions hereof.”

(b)           Section 7.1.6 [Visitation Rights] of the Credit Agreement is hereby amended and restated to read as follows:

“Borrower shall permit any of the officers, authorized employees or representatives of Agent to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with Borrower’s officers, all in such detail and at such times during normal business hours and as often as Agent may reasonably request, provided that Agent shall provide Borrower with reasonable notice prior to any visit or inspection.  Any Lender wishing to participate in such a visit shall be entitled to do so.  In the event any Lender desires to conduct an audit of Borrower, it is hereby agreed that such audit shall be performed by Agent and Agent’s officers, authorized employees or representatives.  Agent in its sole discretion may conduct, at Borrower’s expense, (a) up to 4 times within any 12 month period field audits of Borrower’s business, property, and locations, and (b) no less frequently than every sixty (60) days an appraisal of the Collateral; provided, however, such limitation regarding the frequency of such audits and appraisals shall not apply if an Event of Default exists.

Borrower will pay Agent a field examination fee of $850 per day for all on-site examinations.  In addition, Borrower will pay (a) all of

Agent’s and Lender’s out-of-pocket expenses for such field examinations up to a maximum of $20,000 (including the field examination fee) within any 12 month period and (b) all of Agent’s and Lender’s out-of-pocket expenses for appraisals; provided, however, such limitations regarding the field examination fee shall not apply if an Event of Default has occurred and is continuing.”

(c)           Section 7.1.11 [Further Assurances] of the Credit Agreement is hereby amended by inserting the following immediately after the last period in such section:

“Until the closing of the Equity Raise, Borrower shall cause all owners of any Ownership Interests in NewCo (other than SAS) to promptly pledge such interests to Agent for the benefit of the Lenders pursuant to a Pledge Agreement in form and substance satisfactory to Agent.  Borrower shall cause all owners of Ownership Interests in Alarm Funding to promptly pledge such interest to the Agent for the benefit of the Lenders pursuant to a Pledge Agreement in form and substance satisfactory to Agent.”

(d)           Section 7.1.14 [Trade Payables] of the Credit Agreement shall hereby be amended and restated in its entirety to read as follows:

“In no event shall Borrower or Guarantor permit more than (i) 10%  of its trade payables (based on a dollar amount and excluding professional service fees and any amounts which Borrower or Guarantor dispute) to be aged more than 60 days from the invoice date and (ii) 20%  of its trade payables (based on a dollar amount and excluding professional service fees and any amounts which Borrower or Guarantor dispute) to be aged more than 45 days and less than 60 days from the invoice date.  In addition, in no event shall Borrower or Guarantor permit more than 12.5% of its trade payables (based on a dollar amount and excluding professional service fees and any amounts which Borrower or Guarantor dispute) aged in excess of 45 days from the invoice date to be comprised of payables owed to dealers providing technical field services (including maintenance, repair and replacement services) or vendors providing equipment critical to the day to day operating and monitoring of residential alarm systems.”

(e)           Section 7.1.18 [Single Purpose Entity] of the Credit Agreement shall hereby be amended and restated in its entirety to read as follows:

“(a)         Alarm Funding at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company and a Single Purpose Entity.   Alarm Funding at all times since

its formation has been, and will continue to be, duly qualified as a limited liability company, in each jurisdiction in which such qualification was or may be necessary for the conduct of its business.

(b)           Alarm Funding at all times since its formation has complied and will continue to comply with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies.

(c)           With the exception of Alarm Funding’s ownership in CastleRock, all formalities regarding the existence of Alarm Funding as a Single Purpose Entity have been observed since its formation and will continue to be observed.

(d)           Alarm Funding has at all times since its formation accurately maintained, and will continue to accurately maintain its financial statements, accounting records and limited liability company documents.  Alarm Funding has maintained and will maintain books, records, resolutions and agreements.  Alarm Funding has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and payroll.  Alarm Funding has not and will not commingle its funds or assets with those of any other entity, and has held and will hold its assets in its own name.

(e)           Alarm Funding has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(f)            Alarm Funding was organized solely for the purpose described in the definition of Single Purpose Entity and as set forth in this Section and will not engage in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Section or this Agreement.

(g)           Alarm Funding will not have any assets other than its ownership interest in NewCo.

(h)           Whitecap, Offshore I, Offshore II, Full Circle and Alarm Funding have not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than as contemplated in this Agreement), asset sale (other than as contemplated in this Agreement), transfer of membership interest of Alarm Funding or amendment of the operating agreement or articles of formation of Alarm Funding.

(i)            Except as expressly permitted herein, Whitecap, Offshore I, Offshore II and Full Circle are and shall remain the sole economic members of Alarm Funding.

(j)            Alarm Funding shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents.

(k)           Alarm Funding has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under Alarm Funding’s own name and as a separate and distinct entity.   Alarm Funding has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity.   Alarm Funding has not at any time since its formation identified, and will not identify, any other Person as being a division or part of Alarm Funding.  Alarm Funding has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity.  Alarm Funding has conducted and will conduct its business in its own name.

(l)            Alarm Funding has at all times since its formation, and will continue to be, adequately capitalized in light of the nature of its business.

(m)          Alarm Funding has not at any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons except in the ordinary course of acquiring Security Alarm Contracts.  Alarm Funding has not at any time since its formation acquired, and will not acquire, obligations or securities of any other Persons other than NewCo.  Except for    servicing payments paid to CastleRock pursuant to the CastleRock Servicer Agreement, Alarm Funding has not at any time since its formation made, and will not make, loans or advances to any Person.  Alarm Funding has not and will not pledge its assets for the benefit of any other Person or entity, except in favor of the Agent for the benefit of the Lenders.

(n)           Alarm Funding has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of business of Alarm Funding on terms which are no less favorable to Alarm Funding than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(o)           Alarm Funding has no Indebtedness other than the Indebtedness to the Agent and the Lenders under the Loan Documents, except as expressly permitted herein.”

(f)            Section 7.1.21 [Compliance with FCC Mandate] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower represents and warrants that CastleRock is in compliance in all material respects with the mandate of the Federal Communications Commission requiring that all analog radios be converted from analog to digital technology.”

(g)           The following provision shall be inserted as Section 7.1.23 [Equity Raise] of the Credit Agreement:

“7.1.23  Equity Raise.

No later than two weeks following the Third Amendment Effective Date, Borrower shall deliver to Agent either (x) executed commitment letters with respect to a private Equity Raise (including from Whitecap or any of its Affiliates) or (y) evidence of the filing of an S-1 with respect to a public Equity Raise.”

(h)           The following provision shall be inserted as Section 7.1.24 [Business Management Consultant] of the Credit Agreement:

“7.1.24  Business Management Consultant.

Borrower has informed Agent and Lenders that Borrower has engaged Nachman & Hayes (“Business Management Consultant”), the cost of which shall be paid by Borrower, to evaluate Borrower and provide certain management services.  Borrower will retain the Business Management Consultant until the Loans are paid in full.  The Business Management Consultant will commence its engagement on or before the Third Amendment Effective Date.  Borrower agrees that it will provide Agent, and any consultants or professionals retained by Agent, copies of all reports prepared by the Business Management Consultant within five (5) days of issuance to Borrower.  In addition Borrower shall cause the Business Management Consultant to provide written reports to Agent and Lenders on a weekly basis and to provide Agent, and any consultants or professionals retained by Agent, with such other information as Agent, Lenders or such consultants or professionals may reasonably request.  Borrower shall promptly address any inquiries by Agent and any consultants or professionals retained by Agent and shall advise Agent of any actions Borrower intends to undertake in light of information or recommendations provided by the Business Management Consultant.”

(i)            The following provision shall be inserted as Section 7.1.25 [Single Purpose Entity - NewCo] of the Credit Agreement:

“7.1.25  Single Purpose Entity - NewCo.

In the event that the Equity Raise does not occur on or before March 1, 2011, NewCo shall immediately take all actions necessary, including without limitation, the amendment of its

Organizational Documents, to qualify as a Single Purpose Entity, subject to the ownership of CastleRock as its wholly-owned subsidiary, and the following provisions shall apply to NewCo as of March  2, 2011 (the “SPV Date”).

(a)           NewCo at all times since its formation has been, and will continue to be, a duly formed and existing corporation and, since the SPV Date, a Single Purpose Entity, subject to the ownership of CastleRock as its wholly-owned subsidiary.  NewCo at all times since its formation has been, and will continue to be, duly qualified as a corporation, in each jurisdiction in which such qualification was or may be necessary for the conduct of its business.

(b)           NewCo at all times since its formation has complied and will continue to comply with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to corporations.

(c)           All formalities regarding the existence of NewCo as a Single Purpose Entity, subject to the ownership of CastleRock as its wholly-owned subsidiary, have been observed since the SPV Date and will continue to be observed.

(d)           NewCo has at all times since its formation accurately maintained, and will continue to accurately maintain its financial statements, accounting records and corporate documents.  NewCo has maintained and will maintain books, records, resolutions and agreements separate from those of any other entity.  NewCo has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts, payroll and separate books of account.  NewCo has not and will not commingle its funds or assets with those of any other entity, and has held and will hold its assets in its own name.

(e)           NewCo has at all times since the SPV Date, and will continue to pay, its own liabilities from its own separate assets.

(f)            NewCo will not engage in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Section.

(g)           NewCo has not and will not have any assets other than those related to its Security Alarm Contracts and its ownership interest in CastleRock.

(h)           Alarm Funding has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than as contemplated in this Agreement), asset sale (other than as contemplated in this Agreement), transfer of  ownership interest of NewCo or amendment of the articles of incorporation or by laws of NewCo.

(i)            Except as expressly permitted herein, Alarm Funding and SAS are and shall remain the sole economic owner of NewCo.

(j)            NewCo shall not,  and Alarm Funding shall not permit NewCo to, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents.

(k)           NewCo has at all times since  the SPV Date identified itself, and will continue to identify itself, in all dealings with the public, under NewCo’s own name and as a separate and distinct entity.  NewCo has not at any time since the SPV Date identified itself, and will not identify itself, as being a division or a part of any other entity.  NewCo has not at any time since the SPV Date, and will not identify, any other Person as being a division or part of NewCo.  NewCo has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity.  NewCo has conducted and will conduct its business in its own name.

(l)            NewCo has at all times since its formation, and will continue to be, adequately capitalized in light of the nature of its business.

(m)          NewCo has not at any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons except in the ordinary course of acquiring Security Alarm Contracts.  NewCo has not at any time since its formation acquired, and will not acquire, obligations or securities of any other Persons.  NewCo has not at any time since its formation made, and will not make, loans or advances to any Person other than the payment or reimbursement of Permitted Expenses after the Equity Raise and advances of Net Proceeds to Permitted Subsidiaries subject to the limitations set forth in Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures].  NewCo has not and will not pledge its assets for the benefit of any other Person or entity, except in favor of the Agent for the benefit of the Lenders.

(n)           NewCo has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of business of NewCo on terms which are no less favorable to NewCo than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(o)           NewCo has no Indebtedness other than the Indebtedness to the Agent and the Lenders under the Loan Documents, except as expressly permitted herein.”

(j)            The following provisions shall be inserted as Section 7.1.27 [CastleRock Lease; Landlord’s Waiver] of the Credit Agreement:

“7.1.27    CastleRock Lease; Landlord’s Waiver.

Not later than February 15, 2011, Borrower shall cause CastleRock  (a) to enter into a lease for premises to house the central servicing station and (b) to provide Agent with a landlord’s waiver in form and substance satisfactory to Agent.”

(k)           The following provision shall be inserted as Section 7.1.28 [Working Capital Funding] of the Credit Agreement:

“7.1.28    Working Capital Funding.

(a)           Not later than November 30, 2010, Borrower shall provide evidence satisfactory to Agent that it has received funding during the month of November 2010 from Whitecap Advisors, LLC or its Affiliates  in an amount not less than $175,000 in the aggregate (the “November Working Capital Payment”), and Borrower shall use such funds for current working capital, including addressing trade payable issues. In the event that the November Working Capital Payment is not made in full, and Agent provided with evidence thereof, by November 30, 2010, Agent may direct the Escrow Agent to disburse an amount equal to the deficiency, up to $175,000, in accordance with Section 4.1(a) of the Escrow Agreement (the “November Deficiency Amount”).  Borrower shall cause Whitecap Advisors, LLC or its Affiliates to replenish the Escrow Amount by depositing an amount equal to the November Deficiency Amount into the Escrow Account within ten (10) days of the disbursement of the November Deficiency Amount, and failure to replenish the November Deficiency Amount in full within such time period shall constitute an Event of Default.

(b)           Not later than December 31, 2010, Borrower shall provide evidence satisfactory to Agent that it has received funding during the month of December 2010 from Whitecap Advisors, LLC or its Affiliates  in an amount not less than $175,000 in the aggregate (the “December Working Capital Payment”), and Borrower shall use such funds for current working capital, including addressing trade payable issues. In the event that the December Working Capital Payment is not made in full, and Agent provided with evidence thereof, by December 31, 2010, Agent may direct the Escrow Agent to disburse an amount up to $175,000, in accordance with Section 4.1(b) of the Escrow Agreement (the “December Deficiency Amount”). Borrower shall cause Whitecap Advisors, LLC or its Affiliates to replenish the Escrow Amount by depositing an amount equal to the December Deficiency Amount into the Escrow Account within ten (10) days of the disbursement of the December Deficiency Amount, and failure to replenish the December Deficiency Amount in full within such time period shall constitute an Event of Default.”

(l)            The following provision shall be inserted as Section 7.1.29 [Amendment of CastleRock Servicing Agreement] of the Credit Agreement:

“7.1.29  Amendment of CastleRock Servicing Agreement.

No later than December 15, 2010, Borrower and Guarantor shall amend the CastleRock Servicing Agreement to include all exhibits and schedules currently referenced in the CastleRock Servicing Agreement but not attached thereto, and shall deliver a complete and fully executed copy of such amendment to Agent.”

(m)          The following provision shall be inserted as Section 7.1.30 [CastleRock Security Group Trademark] of  the Credit Agreement:

“7.1.29  Amendment of CastleRock Security Group Trademark.

Borrower and Guarantor shall use reasonable efforts to cause  the “CastleRock Security Group” trademark to be assigned to Guarantor.”

(n)           Section 7.2.1 [Indebtedness] of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.1      Indebtedness.

Borrower shall not, and shall not permit Guarantor or any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Credit Documents;

(b)           Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions or renewals thereof), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1;

(c)           Indebtedness, the proceeds of which shall  be used by NewCo for working capital purposes, provided that such indebtedness is (i) unsecured, (ii) no payment of principal or interest can be made on such Indebtedness until six months after the Obligations have been paid in full and the Credit Agreement has been terminated in accordance with the terms thereof, (iii) the lender of such indebtedness shall enter into a subordination agreement and related documentation satisfactory to the Agent and the Lenders in all respects,  (iv) the exercise of any equity conversion feature shall in no event result in a violation of Section 8.1.14 [Change of Control: Change of Management];

(d)           Capitalized and operating leases as and to the extent permitted under Section 7.2.15 [Capital Expenditures and Leases];

(e)           Indebtedness secured by Purchase Money Security Interests not exceeding $10,000 in the aggregate; and

(f)            Permitted Subsidiary Indebtedness incurred by a Permitted Subsidiary.”

(o)           Section 7.2.2 [Liens] of the Credit Agreement shall be amended and restated to read as follows:

“7.2.2      Liens.

“Borrower shall not, and it shall not permit Guarantor or any Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.  Borrower shall not, and shall not permit Guarantor or any Subsidiary to, directly or indirectly, enter into any agreement with any Person other than Agent or Lenders pursuant to a Credit Document which prohibits or limits the ability of Borrower, Guarantor or any Subsidiary to create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired.”

(p)           Section 7.2.6 [Liquidation, Mergers, Consolidation, Acquisitions] of the Credit Agreement shall be amended and restated to read as follows:

“7.2.6      Liquidations, Mergers, Consolidations, Acquisitions.

Borrower shall not, nor shall it permit Guarantor or any Subsidiary to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise any security alarm contracts or all or substantially all of the assets or capital stock of any other Person, provided that

(a)           NewCo may acquire a bulk purchase of Security Alarm Contracts (each a “Permitted Acquisition”), provided that each of the following requirements is met:

(1)           Such assets shall be acquired for cash and NewCo shall grant a Prior Security Interest in such assets in favor of the Agent for the benefit of the Lenders on the date of such Permitted Acquisition;

(2)           the governing bodies of such Person and NewCo shall have approved such Permitted Acquisition and NewCo shall have delivered to Agent written evidence of the approval of such governing body of   NewCo and such Person for such Permitted Acquisition;

(3)           no Potential Default or Event of Default shall exist immediately prior to or after giving effect to such Permitted Acquisition;

(4)           Borrower shall be in compliance with the covenants contained in Section 7.2.15 [Capital Expenditures and Leases], Section 7.2.16 [Minimum Cash Receipts], Section 7.2.17 [Minimum Fixed Charge Coverage Ratio], Section 7.2.18  [ Senior Funded Debt  to EBITDA Ratio ] and Section 7.2.20 [Maximum Attrition Rate], in each case after giving effect to such Permitted Acquisition (including in such computation  liabilities assumed or incurred (subject to the restriction that all such assets must be purchased in cash) in connection with such Permitted Acquisition, but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition), by delivering at least 5 Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 7.2.6 evidencing such compliance;

(5)           Borrower shall deliver to Agent at least 5 Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by NewCo in connection with such Permitted Acquisition, including a purchase agreement demonstrating that the purchase price shall be paid in cash and with other terms customary for the security alarm industry, including an account guaranty, a purchase price holdback, and appropriate nonsolicitation provisions, an assignment and bill of sale (in a form reasonably acceptable to Agent), and a fully-executed Assignment and Modification Agreement with the Approved Central Station(s) that monitor the customers included in the Permitted Acquisition, and shall deliver to Agent such other information about such Person or its assets as any Lender may reasonably require;

(6)           if the seller will remain in business and will provide on-going services to the acquired customers, then NewCo shall enter into a service agreement with seller on terms customary for the security alarm industry, including appropriate nonsolicitation provisions, a right of first refusal, and a consent to collateral assignment to Agent; provided, however that Borrower shall cause any acquired Security Alarm Contracts to be transferred to CastleRock for servicing within 60 days of acquisition.

(7)           Borrower shall perform reasonable due diligence on not less than the lesser of (a) 25% or (b) 500 of all security alarm customer contracts to be acquired;

(8)           Each acquired customer evidenced by a Security Alarm Contract must have an Approved Credit Score greater than 625;

(9)           Not more than 10% of any acquired Security Alarm Contracts shall be Security Alarm Contracts originated through a “Summer Program”; and

(10)         The acquired Security Alarm Contracts must (i) have a minimum original term of not less than thirty-six (36) months with an automatic renewal provision providing for a minimum renewal period of 12 months following the expiration of the then-current term; and (ii) be in full force and effect, with no defaults or late payments for a period of at least six (6) consecutive months immediately prior to the acquisition date.

(b)           subject to Section 7.2.21 [Dealer Programs], NewCo may acquire customer accounts through a Dealer Program.  Borrower agrees to perform reasonable due diligence on not less than of all security alarm customer contracts (or such lesser amount as may be subject to the acquisition) to be acquired pursuant to this clause (b).

(c)           Subject to Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures], Permitted Subsidiaries may acquire Security Alarm Contracts by bulk purchase.

(d) For the avoidance of doubt, in no event shall Borrower be permitted to make Permitted Acquisitions unless the Equity Raise has occurred and the Restricted Proceeds and the Remaining Proceeds have been deposited in accordance with Section 2A.2(c) [Restricted Proceeds; Updated Appraisals]”

(q)           Section 7.2.8 [Affiliate Transactions] of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.8      Affiliate Transactions.

Except as set forth on Schedule 7.2.8, Borrower shall not enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of Borrower or other Person) unless such transaction is: (a) not otherwise prohibited by this Agreement, (b) entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to Agent and (c) in accordance with all applicable Law.  Notwithstanding the foregoing, Borrower shall be permitted to reimburse CastleRock for bank fees incurred by CastleRock in connection with the CastleRock Servicing Agreement, such reimbursements not to exceed $75,000.00 per month, and NewCo shall be permitted to reimburse Permitted Expenses after the Equity Raise and sell NewCo Contracts to Permitted Subsidiaries and  make advances to Permitted Subsidiaries, to the extent permitted in Section 7.29 [Subsidiaries, Partnerships and Joint Ventures] (collectively, the “Permitted Affiliate Transactions”).”

(r)            Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement is hereby amended and restated to read as follows:

“(a)         Except as set forth on Schedule 7.2.9 and other than Permitted Subsidiaries, neither Alarm Funding, CastleRock nor NewCo shall own or create directly or indirectly any Subsidiaries.  Except as otherwise permitted under the Credit Agreement and the other Credit Documents, Alarm Funding shall not, and shall not permit the Board of Directors of NewCo to, vote for any of the following actions by NewCo without Agent’s prior written consent:  (a) the incurrence of debt, (b) granting of Liens, (c) any sale of assets, (d) any transactions between NewCo and any Affiliate or (e) payment of dividends or distributions.  Alarm Funding shall not, and shall not permit NewCo to become or agree to become: (i) a general or limited partner in any general or limited partnership, (ii) a member or manager of, or hold a limited liability company interest in, a limited liability company, or (iii) a joint venturer or hold a joint venture interest in any joint venture.  NewCo shall not conduct any business or hold or own any assets other than the CastleRock Shares and Security Alarm Contracts.

(b)           CastleRock shall not own or create directly or indirectly any Subsidiaries.  Except as otherwise permitted under the Credit Agreement and the other Credit Documents, NewCo shall not, and shall not permit the Board of Directors of CastleRock to, vote for any of the following actions by CastleRock without Agent’s prior written consent:  (a) the incurrence of debt, (b) granting of Liens, (c) any sale of assets, (d) any transactions between CastleRock and any Affiliate other than the CastleRock Servicing Agreement, and (e) payment of dividends or distributions.  NewCo shall not, and shall not permit CastleRock to, become or agree to become: (i) a general or limited partner in any general or limited partnership, (ii) a member or manager of, or hold a limited liability company interest in, a limited liability company, or (iii) a joint venturer or hold a joint venture interest in any joint venture. CastleRock shall not conduct any business other than providing monitoring services pursuant to the CastleRock Servicer Agreements or similar agreements for the Permitted Subsidiaries other than conducting business as a full service alarm company.

(c)           After the Deposit Date, NewCo shall be permitted to own and create one or more wholly-owned subsidiaries which shall each be Single Purpose Entities (each a “Permitted Subsidiary, and collectively, the “Permitted Subsidiaries”) for the sole purpose of acquiring Security Alarm Contracts from third parties or from NewCo as permitted in subsection (d) below (each a “Permitted Subsidiary Acquisition”), provided that:

(i)            NewCo’s Ownership Interest in each Permitted Subsidiary is pledged to the Agent for the benefit of the Lenders as Collateral, upon terms and conditions satisfactory to Agent;

(ii)           The governing bodies of such Person and the Permitted Subsidiary shall have approved such Permitted Subsidiary Acquisition and Permitted Subsidiary shall have delivered to Agent written evidence of the approval of such governing body of Permitted Subsidiary and such Person for such Permitted Subsidiary Acquisition;

(iii)          No Potential Default or Event of Default shall exist immediately prior to or after giving effect to such Permitted Subsidiary Acquisition;

(iv)          Borrower shall deliver to Agent at least 5 Business Days before such Permitted Subsidiary Acquisition copies of any agreements entered into or proposed to be entered into by Permitted Subsidiary in connection with such Permitted Subsidiary Acquisition, including a purchase agreement  and with other terms customary for the security alarm industry, including an account guaranty, a purchase price holdback, and appropriate nonsolicitation provisions, an assignment and bill of sale (in a form reasonably acceptable to Agent), and a fully-executed Assignment and Modification Agreement with an approved central station(s) that monitor the customers included in the Permitted Subsidiary Acquisition, and shall deliver to Agent such other information about such Person or its assets as any Lender may reasonably require;

(v)           If the seller will remain in business and will provide on-going services to the acquired customers, then Permitted Subsidiary shall enter into a service agreement with seller on terms customary for the security alarm industry, including appropriate nonsolicitation provisions, a right of first refusal, and a consent to collateral assignment to Agent; provided, however that Borrower shall cause any acquired Security Alarm Contracts to be transferred to CastleRock for servicing within 60 days of acquisition;

(vi)          Permitted Subsidiary shall perform reasonable due diligence on not less than the lesser of (A) 500 or (B) 25% of all security alarm customer contracts to be acquired;

(vii)         Each acquired customer evidenced by a Security Alarm Contract must have an Approved Credit Score greater than 625;

(viii)        Not more than 10% of any acquired Security Alarm Contracts shall be Security Alarm Contracts originated through a “Summer Program”;

(ix)           The acquired Security Alarm Contracts must (i) have a minimum original term of not less than thirty-six (36) months with an automatic renewal provision providing for a minimum renewal period of 12 months following the expiration of the then-current term; and (ii) be in full force and effect, with no defaults or late payments for a period of at least six (6) consecutive months immediately prior to the acquisition date;

(x)            The acquired Security Alarm Contracts must be purchased with Indebtedness of the Permitted Subsidiary from a third party lender (the “Subsidiary Creditor”) comprising at least 50% of the total acquisition price (the “Permitted Subsidiary Indebtedness”) and the Permitted Subsidiary Indebtedness shall be secured only by a first priority lien granted in favor of the Subsidiary Creditor in the acquired Security Alarm Contracts; and

(xi)           In no event shall any Affiliate of any Permitted Subsidiary guarantee any Permitted Subsidiary Indebtedness or be liable for any holdback payment or other liability with respect to any acquired Security Alarm Contracts.

(d)           After the Deposit Date, Permitted Subsidiaries shall be permitted to purchase Security Alarm Accounts from NewCo which NewCo acquired after the Deposit Date (the “NewCo Contracts”) upon the following terms and conditions:

(i) the purchase price of the NewCo Contracts shall be the greater of the purchase price paid by NewCo for such NewCo Contracts or the valuation of the NewCo Contracts as determined by the same valuation methodology used to determine if an Over Advance exists at the time of such purchase of the NewCo Contracts by the Permitted Subsidiary; and shall be paid in full in cash;

(ii)           the purchase and sale of the NewCo Contracts shall be on an AS-IS, WHERE-IS basis, with no account guaranties or contingent liabilities on the part of NewCo;

(iii)          the NewCo Contracts shall not be commingled with any other Security Alarm Contracts owned by NewCo;

(iv)          the NewCo Contracts must be purchased with a combination of Permitted Subsidiary Indebtedness and cash contributed from NewCo, and the Permitted Subsidiary Indebtedness shall be secured only by a first priority lien in the acquired NewCo Contracts;

(v)           in no event shall any Affiliate of any Permitted Subsidiary guarantee any Permitted Subsidiary Indebtedness;

(vi)          all proceeds of the purchase and sale of the NewCo Contracts shall be paid to NewCo upon transfer of the NewCo Contracts to the Permitted Subsidiary and the Permitted Subsidiary shall bear all of the customary and reasonable closing costs incurred by NewCo related to the NewCo Contracts;

(vii)         in no event shall Borrower or CastleRock be liable for any holdback payment or other liability with respect to any acquired Security Alarm Contracts sold or transferred to a Permitted Subsidiary, and Permitted Subsidiary shall assume all such obligations and obtain a release of NewCo from any such obligations relating to the acquired NewCo Contracts; and

(viii)        in no event shall any NewCo Contracts be sold to a Permitted Subsidiary more than 120 days from the date they were originally purchased by NewCo;

(e)           In no event shall NewCo advance an amount more than thirty-five percent (35%) of the sum of the Net Proceeds less the Over Advance to the Permitted Subsidiaries in the aggregate for the purpose of acquiring Security Alarm Contracts and NewCo Contracts.

(f)            Each Permitted Subsidiary shall pay for the monitoring and servicing fees for the Security Alarm Contracts it acquires, and in no event shall Remaining Proceeds be used to pay for the monitoring or servicing of any Security Alarm Contracts, including without limitation NewCo Contracts, acquired by any Permitted Subsidiary.

(g)           For the avoidance of doubt, in no event shall Permitted Subsidiary Acquisitions be permitted unless the Equity Raise has occurred and the Restricted Proceeds and the Remaining Proceeds have been deposited in accordance with Section 2A.2(c) [Restricted Proceeds; Updated Appraisals].

(s)           Clause (c) of Section 7.2.14 [Changes in Documents] of the Credit Agreement is hereby amended and restated to read as follows:

“(c)         Borrower shall not enter into or permit any renewal or replacement of, amendment or modification to, or waiver or consent under (or solicit any such renewal, replacement, amendment, modification, waiver or consent) the SAI Servicer Agreement or the CastleRock Servicer Agreement, and Borrower shall not permit CastleRock to amend, modify or supplement any term of any Restructure Document, in each case without obtaining Agent’s prior written consent.  Borrower shall not suffer or permit the Restructure Documents to be amended, modified or supplemented without the prior written consent of Agent, which consent shall not be unreasonably withheld.  Alarm Funding shall not suffer or permit Alarm Funding’s by-laws or limited liability company agreement to be amended, modified or supplemented without the prior written consent of Agent, which consent shall not be unreasonably withheld. NewCo shall not suffer or permit NewCo’s by-laws or articles of incorporation to be amended, modified or supplemented without the prior written consent of Agent, which consent shall not be unreasonably withheld.”

(t)            Section 7.2.15 [Capital Expenditures and Leases] of the Credit Agreement is hereby amended and restated to read as follows:

“Borrower shall not make any payments exceeding $50,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.  Notwithstanding the foregoing, for the period commencing September 1, 2010 and ending August 31, 2011, Borrower shall be permitted to make payments of not more than $1,200,000 in the aggregate, and for the period commencing on September 1, 2011 and ending on May 31, 2012, Borrower shall be permitted to make payments of not more than $600,000 in the aggregate, in each case for costs incurred in connection with software upgrades and associated customer relation upgrades (collectively, the “Permitted Capital Expenditures”). Borrower shall not make any payments exceeding $50,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease.  Borrower shall not make any capital expenditure and lease payments which are not made under usual and customary terms and in the ordinary course of business.”

(u)           Section 7.2.18 [Maximum Funded Debt to Tangible Net Worth Ratio; Senior Funded Debt] of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.18 Senior Funded Debt to Tangible Net Worth Ratio; Senior Funded Debt to EBITDA Ratio.

(a)           Borrower shall not at any time permit the ratio of Senior Funded Debt to Tangible Net Worth of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary) to exceed (i) 5.0 to 1 for the period commencing on the Third Amendment Effective Date and continuing until the Deposit Date, and (ii) 2.25 for the period commencing on the Deposit Date and continuing thereafter.

(b)           Borrower shall not at any time permit the ratio of Senior Funded Debt to EBITDA of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary) to exceed (i) 5.0 to 1 for the period commencing November 1, 2010 and continuing through September 30, 2011, and (ii) 4.25 for the period commencing on October 1, 2011 and continuing thereafter.”

(v)           Section 7.2.19 [Minimum Tangible Net Worth] of the Credit Agreement is hereby amended and restated to read as follows:

“Section 7.2.19   Reserved.”

(w)          Section 7.2.20 [Maximum Attrition Rate] of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.20  Maximum Attrition Rate.

Borrower shall not permit the Quarterly Attrition Rate of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary)  to exceed (i) 85% for the period ending August 31, 2010, (ii) 65% for the period ending September 30, 2010, (iii) 42% for the period ending October 31, 2010, (iv) 25% for the period ending November 30, 2010, (v) 22% for the period ending December 31, 2010,  or (vi) 20% for the period commencing January 1, 2011 and all other dates of determination thereafter.  Borrower shall not permit the Annual Attrition Rate of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary) to exceed (i) 44% for the period from August 31, 2010 to April 30, 2011, (ii) 38% for the period from May 1, 2011 to May 31, 2011, (iii) 32% for the period from June 1, 2011 to June 30, 2011, (iv) 26% for the period from July 1, 2011 to July 31, 2011, (v) 22% for the period from August 1, 2011 to August 31, 2011 or (vi) 20% for the period commencing September 1, 2011 and for all other dates of determination thereafter.”

(x)            The following provisions shall be inserted as Section 7.2.27 [Subsidiaries Bound by Covenants] of the Credit Agreement:

“7.2.27                    Subsidiaries Bound by Covenants.

(a)           Borrowers shall cause the Permitted Subsidiaries to comply with and be bound by the  following covenants contained in the Credit

Agreement, mutatis mutandis: Section 7.1.1[Preservation of Existence, Etc.], Section 7.1.2 [Payment of Liabilities Including Taxes, Etc.],  Section 7.1.7 [Keeping of Records and Books of Account],  Section 7.1.9 [Compliance with Laws], Section 7.1.13 [Anti- Terrorism Laws],  Section 7.2.1 [Indebtedness], Section 7.2.2 [Liens], Section 7.2.3 [Guaranties], Section 7.2.4 [Loans and Investments], Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], Section 7.2.7 [Disposition of  Assets], Section 7.2.8 [Affiliate Transactions], Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures], Section 7.2.10 [Continuation of or Change in Business], Section 7.2.12 [Fiscal Year], Section 7.2.13 [Issuance of Ownership Interests], Section 7.2.14 [Changes in Documents], Section 7.2.15 [Capital Expenditures and Leases], Section 7.2.21 [Dealer Programs], and  Section 7.2.25 [Sale-Leasebacks; Real Property].

(b)           Borrowers shall cause CastleRock to comply with and be bound by the following covenants contained in the Credit Agreement, mutatis mutandis: Section 7.1.1[Preservation of Existence, Etc.], Section 7.1.2 [Payment of Liabilities Including Taxes, Etc.], Section 7.1.3 [Maintenance of Insurance]; Section 7.1.4 [Maintenance of Properties and Leases]; Section 7.1.5 [Maintenance of Patents, Trademarks, Etc.], Section 7.1.6 [Visitation Rights], Section 7.1.7 [Keeping of Records and Books of Account], Section 7.1.8 [Customer Service], Section 7.1.9 [Compliance with Laws], Section 7.1.11 [Further Assurances], Section 7.1.13 [Anti- Terrorism Laws], Section 7.1.14 [Trade Payables], Section 7.1.15 [Storage of Security Alarm Contract Documents], Section 7.1.16 [Account Control Agreements], Section 7.1.17 [Establishment of a Lockbox Account, Dominion Account], Section 7.2.1 [Indebtedness], Section 7.2.2 [Liens], Section 7.2.3 [Guaranties], Section 7.2.4 [Loans and Investments], Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], Section 7.2.7 [Disposition of  Assets], Section 7.2.8 [Affiliate Transactions], Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures], Section 7.2.10 [Continuation of or Change in Business], Section 7.2.12 [Fiscal Year], Section 7.2.13 [Issuance of Ownership Interests], Section 7.2.14 [Changes in Documents], Section 7.2.15 [Capital Expenditures and Leases], Section 7.2.21 [Dealer Programs], Section 7.2.22 [Underwriting Guidelines], Section 7.2.23 [Alarm Licenses], Section 7.2.24 [Compensation; Employees], Section 7.2.25 [Sale-Leasebacks; Real Property] and Section 7.2.26 [Cancellation of Indebtedness].

(y)           Sections 7.3.1 [Monthly Financial Statements] and 7.3.3 [Annual Financial Statements] of the Credit Agreement are each hereby amended to insert following the last sentence thereof the following:

“Prior to the Third Amendment Effective Date, the unaudited financial statements of Alarm Funding and its Subsidiaries may be prepared by CastleRock, as long as all other requirements of this Section are met (including the certification of the Managing Director of Alarm Funding) and CastleRock provides Agent with a certified copy of the monthly journals within 20 days after the end of each calendar month.”

(z)                                   Section 7.3.4 [Certificate of Alarm Funding] of the Credit Agreement is hereby amended and restated to read as follows:

“Concurrently with the financial statements of Borrower furnished to Agent and to Lenders pursuant to Sections 7.3.1 [Monthly Financial Statements] and 7.3.3 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by the Managing Director of Alarm Funding and the President of NewCo, and including certifications of the Whitecap Principals and the CastleRock Principal, in the form of Exhibit 7.3.4, to the effect that, except as described pursuant to Section 7.3.7 [Notice of Default], (a) the representations and warranties of Borrower contained in Section 5 [Representations and Warranties] and in the other Credit Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and Borrower and CastleRock have performed and complied with all covenants and conditions hereof and thereof, (b) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (c) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].”

(aa)                            The “Reserved” heading of Section 7.3.6 of the Credit Agreement is hereby replaced with the following Section 7.3.6 [Monthly Operating Metrics Reports; Business Plan] and the following is hereby inserted:

“7.3.6                  Monthly Operating Metrics Reports; Business Plan.

(a)                                  As soon as available and in any event no later than the fifth (5th) day after the end of each month, Borrower shall deliver or cause to be delivered weekly operating metrics reports of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary), in form and substance reasonably satisfactory to Agent, including such information as Agent may reasonably request and which shall include a report of the service fees collected by CastleRock.

(b)                                 No later than thirty (30) days following the Third Amendment Effective Date, Borrower shall deliver a written report to Agent that outlines a detailed plan of action that the Borrower will implement in the event the Equity Raise does not occur by March 1, 2011 (the “Business Plan”).”

10.                                 Amendment of Section 8 [Default] of the Credit Agreement.

(a)                                  Section 8.1.2  [Breach of Warranty] is hereby amended and restated to read as follows:

“Any representation or warranty made at any time by Alarm Funding, CastleRock, NewCo or any Pledgor in any Credit Document, or in any Certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;”

(b)                                 Section 8.1.3 [Breach of Negative Covenants or Visitation Rights, Trade Payables, Account Control Agreements or Working Capital Funding] is hereby amended and restated to read as follows:

“Borrower shall default in the observance or performance of any covenant set forth or contained in Section 7.1.6 [Visitation Rights], Section 7.1.14 [Trade Payables], Section 7.1.16 [Account Control Agreements], Section 7.1.28 [Working Capital Funding] or Section 7.2 [Negative Covenants].”

(c)                                  Section 8.1.4 [Breach of Other Covenants] of the Credit Agreement is hereby amended and restated to read as follows:

“Alarm Funding, NewCo, CastleRock or any Pledgor shall default in the observance or performance of any other covenant, condition or provision of any Credit Document and such default shall continue unremedied for a period of 10 Business Days after any officer of Alarm Funding, NewCo, CastleRock or any Pledgor becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of Alarm Funding, NewCo, CastleRock or any Pledgor, as the case may be, as determined by Agent in its sole discretion). The representations and warranties set forth in Section 5 [Representations and Warranties] shall not be subject to any grace period set forth in Section 8.1.4 [Breach of Other Covenants] of the Credit Agreement.”

(d)                                 Section 8.1.5 [Defaults in Other Agreements or Indebtedness] of the Credit Agreement is hereby amended and restated to read as follows:

“(a)                            A default or event of default shall occur and be declared at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which Alarm Funding, NewCo, CastleRock or any Pledgor may be obligated as a borrower or guarantor in excess of $50,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend, or (b) a default or event of default shall occur at any time under the CastleRock Servicer Agreement, the CastleRock Transaction Documents or the Restructure Documents.”

(e)                                  Section 8.1.6 [Final Documents or Order] of the Credit Agreement is hereby amended and restated to read as follows:

“Any final judgments or orders (after the expiration of all times to appeal therefrom) shall be entered against Alarm Funding, NewCo or CastleRock by a court having jurisdiction in the premises:  (a) for the payment of money in excess of $100,000 in the aggregate which is not insured or for the payment of money in excess of $250,000 which is insured, or (b) which judgment or order would constitute a Material Adverse Change, in each instance which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of 30 days from the date of entry.”

(f)                                    Section 8.1.10 [Insolvency] of the Credit Agreement is hereby amended and restated to read as follows:

“Alarm Funding, CastleRock,  NewCo, or,  prior to the Equity Raise,  Whitecap Advisors, LLC,  ceases to be solvent or admits in writing its inability to pay its debts as they mature.”

(g)                                 Section 8.1.13 [Cessation of Business] of the Credit Agreement is hereby amended and restated to read as follows:

“Alarm Funding, NewCo or CastleRock ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6  [Liquidations, Mergers, Etc.] or 7.2.7 [Dispositions of Assets], or Alarm Funding, NewCo or CastleRock is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business, and such injunction, restraint or other preventive order is not dismissed within 30 days after the entry thereof;”

(h)                                 Section 8.1.14 [Change of Control; Change of Management] of the Credit Agreement is hereby amended and restated to read as follows:

“(a)                            Except as a result of the Equity Raise and the Incentive Equity Issuance, Alarm Funding ceases to own at least 94% of the NewCo Shares; (b) NewCo ceases to own 100% of the CastleRock Shares; (b) prior to the Equity Raise, Whitecap Advisors, LLC ceases to serve as the General Partner and advisor for Whitecap; (c) any member of the Senior Management Team ceases to hold the office and title held by such member of the Senior Management Team as of the Third Amendment Effective Date and to be substantially involved in the day-to-day management of

Borrower or CastleRock, as the case may be, and, in either case, Borrower has not hired or appointed an individual reasonably acceptable to Required Lenders within 3 months of such occurrence to replace such Person;  (d) Whitecap, Offshore I, Offshore II and Full Circle cease to own 100% of the Membership Interests of Alarm Funding.”

(i)                                     Section 8.1.15 [Involuntary Proceedings] of the Credit Agreement is hereby amended and restated to read as follows:

“A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Alarm Funding, NewCo, CastleRock or, prior to the Equity Raise,  Whitecap Advisors, LLC, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of Alarm Funding, or NewCo, CastleRock or, prior to the Equity Raise, Whitecap Advisors, LLC,  for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 30 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding.”

(j)                                     Section 8.1.16 [Voluntary Proceedings] of the Credit Agreement is hereby amended and restated to read as follows:

“Alarm Funding, CastleRock, NewCo or, prior to the Equity Raise, Whitecap Advisors, LLC, shall: (a) commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or other similar official of itself or for any substantial part of its property, (d) make a general assignment for the benefit of creditors, (e) fail generally to pay its debts as they become due, or (f) take any action in furtherance of any of the foregoing.  The orderly winding up or liquidation of Whitecap, Offshore I or Offshore II shall not be construed as an Event of Default under this Section 8.1.16.”

(k)                                  The following provision shall be inserted in the Credit Agreement as Section 8.1.17 [Evidence of Equity Raise Commitment]:

“8.1.17            Evidence of Equity Raise Commitment.

Borrower shall fail to deliver to Agent either (x) executed commitment letters with respect to a private Equity Raise (including from Whitecap or any of its Affiliates) or (y) evidence of the filing of an S-1 with respect to a public Equity Raise no later than two weeks following the Third Amendment Effective Date.”

(l)                                     The following provision shall be inserted in the Credit Agreement as Section 8.1.18 [Pledge of Restricted Proceeds; Payment of Over Advance]:

“8.1.18            Pledge of Restricted Proceeds and Remaining Proceeds; Payment of Over Advance.

(a)                                  Borrower shall fail to (a) deposit the Restricted Proceeds in the Cash Collateral Account in accordance with Section 2A.2(c)(ii) by March 1, 2011, (b) execute and deliver the Cash Collateral Pledge Agreement in accordance with Section 2A.2(c)(ii) by December 15, 2010, (c) cause the corresponding account control agreement to be executed and delivered in accordance with Section 2A.2(c)(ii) by December 15, 2010, (d) deposit additional funds in the Cash Collateral Account in accordance with Section 2A.2(c)(ii) or (e) make a prepayment of the Over Advance on June 1, 2011 to the extent required under Section 2A.2(c)(vi).

(b)                                 Borrower shall fail to (a) deposit the Remaining Proceeds in the Remaining Proceeds Collateral Account in accordance with Section 2A.2(c)(iv) by March 1, 2011, (b) execute and deliver the Remaining Proceeds Pledge Agreement in accordance with Section 2A.2(c)(iv) by December 15, 2010, or (c) cause the corresponding account control agreement to be executed and delivered in accordance with Section 2A.2(c)(iv) by December 15, 2010.”

(m)                               The following provision shall be inserted in the Credit Agreement as Section 8.1.19 [CastleRock]:

“8.1.19            CastleRock.

(a)                                  A default or event of default shall occur under any CastleRock Servicer Agreement;

(b)                                 CastleRock fails to pay its Obligations as and when they become due, resulting in third parties cancelling contracts or leases or failing to provide services; or

(c)                                  CastleRock ceases to conduct business as contemplated.”

(n)                                 The following provision shall be inserted in the Credit Agreement as Section 8.1.20 [Equity Raise Termination Notice]:

“8.1.20            Equity Raise Termination Notice.

An Equity Raise Termination Notice shall be delivered pursuant to the Escrow Agreement.”

(o)                                 The following provision shall be inserted in the Credit Agreement as Section 8.1.21 [Initial Working Capital Payment]:

“8.1.21            Failure to Timely Pay the Initial Working Capital Payment.

The Initial Working Capital Payment is not transferred from the HB Client Trust Account to CastleRock  by the end of business on the Business Day following the Third Amendment Effective Date.”

(p)                                 Section 8.2.1 [Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings] is hereby amended and restated to read as follows:

“If an Event of Default specified under Sections 8.1.1 through 8.1.14 or under Sections 8.1.17 through 8.1.21 shall occur and be continuing, Lenders and Agent shall be under no further obligation to make Loans and Agent may, and upon the request of Required Lenders, shall, by written notice to Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of Borrower to Lenders hereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and”

(q)                                 Subsection (a) [Application of Proceeds] of Section 8.2.5 [Application of Proceeds] is hereby amended and restated to read as follows:

“(a)                            Application of Proceeds.  From and after the date on which Agent has taken any action pursuant to this Section 8.2.5 and until all Obligations of Borrower have been indefeasibly paid in full, any and all proceeds received by Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by Agent, shall be applied as follows:

(i)                                     first, to reimburse Agent and Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by Agent or Lenders in connection with realizing on the Collateral or collection of any Obligations of Borrower under any of the Credit Documents, including advances made by Lenders or any one of them or Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii)                                  second, to past due fees and past due interest with respect to the Term Loans pro rata according to the aggregate amount of such fees and interest due to each Lender;

(iii)                               third, to past due principal of the Term Loans pro rata according to the aggregate amount of such principal due to each Lender;

(iv)                              fourth, to other fees and interest with respect to the Term Loans pro rata according to the aggregate amount of such fees and interest payable to each Lender;

(v)                                 fifth, to other principal of the Term Loans pro rata according to the aggregate amount of such principal payable to each Lender;

(vi)                              sixth to past due fees and past due interest with respect to the Retention Advance pro rata according to the aggregate amount of such fees and interest due to each Lender;

(vii)                           seventh, to past due principal of the Retention Advance pro rata according to the aggregate amount of such principal due to each Lender;

(viii)                        eighth, to other fees and interest with respect to the Retention Advance pro rata according to the aggregate amount of such fees and interest payable to each Lender;

(ix)                                ninth, to other principal of the Retention Advance pro rata according to the aggregate amount of such principal payable to each Lender;

(x)                                   tenth, to other Obligations due to Lenders hereunder or under the other Credit Documents pro rata according to the amounts of such other Obligations payable to each Lender; and

(xi)                                eleventh, the balance, if any, as required by Law.”

11.                                 Amendment of Section 10 [Miscellaneous] of the Credit Agreement.

(a)                                  Section 10.1.3 [Release of Collateral or Guarantor of the Credit Agreement is hereby amended and restated to read as follows:

“10.1.3            Release of Collateral or Guarantor.

Except for sales of assets permitted by Section 7.2.7 [Dispositions of Assets], release any Collateral consisting of Membership Interests of Alarm Funding, release any CastleRock Shares, release any

NewCo Shares or release substantially all of the assets of Borrower or CastleRock, or release CastleRock from its Obligations under the Guaranty Agreement, in each case, without the prior written consent of all Lenders; or”

(b)                                 Section 10.18 [Related Entities] of the Credit Agreement is hereby amended and restated to read as follows:

“Nothing in this Agreement shall be deemed to prohibit Whitecap from creating an additional entity for the purpose of entering the security alarm business and purchasing security alarm accounts, so long as such entity is separate from NewCo, Alarm Funding, CastleRock, and the Permitted Subsidiaries, operates under a different name, and is not a party to the CastleRock Servicer Agreements, and no customers or contracts are transferred from Borrower, CastleRock or any Permitted Subsidiary to such new entity.”

12.                                 Amendment of Schedules and Exhibits.

(a)                                  Exhibit 1.1(A)(2) [Assignment and Modification Agreement], Exhibit 1.1(A)(3) [Assignment of Communication Paths], Exhibit 1.1(B) [Borrower Joinder], Exhibit 1.1(C)(1)-(3) [Collateral Assignment of Contracts], Exhibit  1.1(G) [Guaranty Agreement], Exhibit 1.1(N)(1)-(4) [Nonsolicitation Agreements],  Exhibit 1.1(P)(1)-(3) [Pledge Agreements],  Exhibit 1.1(R)(1),[Restricted Proceeds Pledge Agreement], Exhibit 1.1(R)(2) [Remaining Proceeds Pledge Agreement,  Exhibit 1.1(S)(1)- (3) [Security Agreement],  Exhibit 7.2.6 [Borrower’s Certificate of Compliance with Capital Expenditures], Exhibit 7.3.4 [Compliance Certificate], and Exhibit 7.3.5 [Maximum Term Loan Certificate] to the Credit Agreement are hereby amended and restated in their entirety and are replaced, or are inserted as new exhibits, as the case may be, with the exhibits attached hereto bearing such names and numerical references.

(b)                                 The following schedules to the Credit Agreement: Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices], Schedule 1.1(P) [Lien],   Schedule 5.1.1 [Organization and Qualification], Schedule 5.1.2 [Membership Interests], Schedule 5.1.2B [Operating Agreement], Schedule 5.1.3. [Subsidiaries], Schedule 5.1.3A [CastleRock Stockholder Agreement], Schedule 5.1.7 [Litigation], Schedule 5.1.9(c) [Material Adverse Change],  Schedule 5.1.18 [Status of Pledged Collateral], Schedule 5.1.33 [List of Agreements Evidencing the Restructure], Schedule 7.2.1 [Existing Indebtedness],  Schedule 7.2.8 [Affiliate Transactions], and Schedule 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] are hereby amended and restated in their entirety and are replaced, or are inserted as new exhibits, as the case may be, with the exhibits attached hereto bearing such names and numerical references.  Upon the occurrence of an Equity Raise and/or an Incentive Equity Issuance, Borrower shall be permitted to amend Schedule 5.1.3 to reflect the ownership of the NewCo Shares resulting from the Equity Raise or the Incentive Equity Issuance, as applicable.

13.                                 Amendment of Other Credit Documents.

(a)                                  All references in each and every Credit Document, other than the Credit Agreement, to “Revolving Credit Loans” or a “Revolving Credit Loan” shall be replaced with references to “Loans” or “Loan”, respectively.

(b)                                 All references in each and every Credit Document, other than the Credit Agreement, to “Revolving Credit Notes” or a “Revolving Credit Note” shall be replaced with references to “Notes” or “Note”, respectively.

(c)                                  All references in each and every Credit Document, other than the Credit Agreement, to “Credit Agreement” shall mean the Credit Agreement, as amended, restated, modified, or supplemented from time to time.

(d)                                 As of the Third Amendment Effective Date, the financial reports to be delivered by Borrower pursuant to Section 7.3 [Reporting Requirements] shall be consolidated and consolidating.

(e)                                  As of the Third Amendment Effective Date, all references to the term “Borrower” shall mean NewCo and Alarm Funding, jointly and severally.

14.                                 Additional Covenants.  Alarm Funding hereby covenants and agrees as follows:

(a)                                  Borrower shall have delivered to Agent its reviewed financial statements for the fiscal year ended December 31, 2007 and audited financial statements for the fiscal year ended December 31, 2008 and December 31, 2009, all in form and substance as required pursuant to Section 7.3.3 [Annual Financial Statements] of the Credit Agreement no later than December 31, 2010.

15.                                 Release.  In further consideration of the execution by Agent and Lenders of this Amendment, Alarm Funding, NewCo, CastleRock, Full Circle and Whitecap Advisors, LLC, each individually and on behalf of their respective successors (including any trustees acting on behalf of Alarm Funding, NewCo, CastleRock, Full Circle or Whitecap Advisors, LLC, and any debtor-in-possession with respect to Alarm Funding, NewCo, CastleRock, Full Circle or Whitecap Advisors, LLC,), assigns, subsidiaries and affiliates (collectively, the “Releasors”), hereby forever release Agent, Lenders, their respective  successors, assigns, parents, subsidiaries, and affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that the Releasors, or any of them, have or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection with the Credit Agreement or the other Credit Documents, the Equity Raise, the Incentive Equity

Issuance or any other matter, in each case prior to the Third Amendment Effective Date (including with respect to the Obligations, any Collateral, the Credit Agreement, any other Credit Document and any third parties liable in whole or in part for the Obligations) (collectively, the “Released Claims”).  This provision shall survive and continue in full force and effect whether or not Alarm Funding, NewCo or CastleRock shall satisfy all other provisions of this Amendment or the other Credit Documents.

16.                                 Indemnification.  Each of Alarm Funding, NewCo and CastleRock, each individually and on behalf of their respective successors (including any trustees acting on behalf of Alarm Funding, NewCo and CastleRock , and any debtor-in-possession with respect to Alarm Funding, NewCo or CastleRock), assigns, subsidiaries and affiliates (collectively, the “Indemnitors”),  hereby agrees that its release of the Releasees set forth in Section 15 [Release] shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, officers, directors, agents, trustees, creditors, partners or shareholders of the Indemnitors, or any parent, subsidiary or affiliate of the Releasors, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the Released Claims; provided, that the Indemnitors shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Credit Documents.

17.                                 Conditions of Effectiveness of this Amendment.  The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)                                  Credit Documents.  Borrower shall or shall have caused to be delivered to Agent:

(i)                                     the fully executed Borrower Joinder;

(ii)                                  the fully executed Term Notes and Retention Advance Notes;

(iii)                               the fully executed Pledge Agreements of Alarm Funding in the NewCo Shares, together with Share Certificates for NewCo and stock powers separate from the Share Certificates executed in blank;

(iv)                              the fully executed Pledge Agreement of NewCo in the CastleRock Shares, together with share and membership interest certificates and blank stock powers;

(v)                                 the fully executed Pledge Agreements of:

(A)                              Whitecap

(B)                                Full Circle

(C)                                Offshore I

(D)                               Offshore II

in the Membership Interests of Alarm Funding, together membership certificates;

(vi)                              the fully executed Guaranty of CastleRock;

(vii)                           the fully executed Assignment and Modification Agreement of CastleRock;

(viii)                        the fully executed Non-Solicitation Agreement of CastleRock and NewCo and the Senior Management Team;

(ix)                                the fully executed Collateral Assignment of Contracts of CastleRock and NewCo, together with the consents of Alarm Funding;

(x)                                   the fully executed Security Agreements of NewCo and CastleRock;

(xi)                                the fully executed Escrow Agreement of Borrower;

(xii)                             no later than December 15, 2010, the fully executed Assignments of Deposit Accounts of each of CastleRock and NewCo and the fully executed account control agreements with the depository banks and each of CastleRock and NewCo;

(xiii)                          no later than December 15, 2010, the fully executed Cash Collateral Pledge Agreement  and Remaining Proceeds Pledge Agreement of Borrower and the fully executed account control agreements with the depository banks and Borrower; and

(xiv)                         this Amendment, fully executed, and all schedules and exhibits hereto.

(b)                                 Evidence of  Initial Working Capital Funding.  Agent shall have received evidence satisfactory to Agent that Whitecap Advisors, LLC or it Affiliates have provided funding in an amount not less than $600,000 in immediately available funds to Borrower (the “Initial Working Capital Payment”), which funds shall initially be funded into the client trust account of Borrower’s legal counsel, Hanson Bridgett LLP (the “HB Client Trust Account”) on or before the Third Amendment Effective Date and shall be subsequently funded to Borrower by the end of business on the next Business Day following the Third Amendment Effective Date.  The Initial Working Capital Payment shall  be used for current working capital purposes, including addressing trade payables.

(c)                                  Funding of Escrow Account. Agent shall have received evidence satisfactory to Agent that not less than $400,000 in immediately available funds has been deposited into the Escrow Account.

(d)                                 Lien Searches and Filings; Termination of All Liens Securing Subordinated Debt. Agent shall have received reports of Lien searches satisfactory to Agent with respect to Alarm Funding, CastleRock, NewCo, Whitecap, Cordell, Full Circle and SAS.  Borrower shall have delivered to Agent copies of filed UCC-3 termination statements evidencing that all liens securing the Subordinated Debt have been terminated.

(e)                                  Officer’s Certificate and Organizational Documents.  There shall be delivered to Agent for the benefit of each Lender a certificate dated as of the date hereof and signed by an Authorized Officer, certifying as appropriate as to:

(i)                                     all action taken by Alarm Funding, NewCo, CastleRock and any Pledgor in connection with this Amendment and the other Credit Documents, the Restructure Documents and the CastleRock Transaction Documents;

(ii)                                  the names of the officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and the Credit Documents and the true signatures of such officers and specifying the Authorized Officers permitted to act on behalf of such entity for purposes of the Credit Documents and the true signatures of such Authorized Officers, on which Agent and each Lender may conclusively rely;

(iii)                               copies of the Organizational Documents of Alarm Funding, CastleRock and NewCo in effect on the date hereof certified by the appropriate state official where such documents are filed in a state office together with recent certificates from the appropriate state officials as to the continued existence and good standing of such entity in each state where organized or qualified to do business; and

(iv)                              a certification of each of Alarm Funding, CastleRock and NewCo certifying and confirming that as of the date hereof and after giving effect to this Amendment: (A) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith will not contravene, conflict with, violate or result in the breach of any law, operating agreement or certificate of formation, (B) other than the Outstanding Defaults, no Event of Default or Potential Default has otherwise occurred or would result from the execution, delivery and performance of this Amendment which will not be cured by the execution and effectiveness of this Amendment, (C) the representations and warranties of Alarm Funding, CastleRock and NewCo, as the case may be, contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof with the same force and effect as though made by Alarm Funding, CastleRock or NewCo, as the case may be, on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and (D) the Credit Agreement (as amended by this Amendment) and all other Credit Documents (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

(f)                                    CastleRock Transaction Documents, CastleRock Servicing Agreement and Organizational Documents.  Borrower shall have delivered to Agent a true, correct, and complete copy of the final executed CastleRock Transaction Documents, CastleRock Servicing Agreement, the Restructure Documents, the Organizational Documents of CastleRock and the Organizational Documents of NewCo, the Organizational Documents of Alarm Funding, certified by the Managing Director of Borrower as being true, correct, and complete and in full force and effect, and all of which shall be in form and substance satisfactory to Agent.

(g)                                 Opinions of Counsel.  There shall be delivered to Agent for the benefit of each Lender a written opinion of Hanson Bridgett, LLP, counsel for Alarm Funding, CastleRock, NewCo, Whitecap, Offshore I and Offshore II, dated as of the Third Amendment Effective Date, and in form and substance satisfactory to Agent and its counsel.

(h)                                 Fees and Expenses.  Borrower shall pay or cause to be paid to Agent for itself the reasonable costs and expenses of Agent, including reasonable fees of Agent’s counsel in connection with this Amendment.

(i)                                     No Violation of Laws, No Actions or Proceedings. The execution of this Amendment shall not contravene any Law applicable to Borrower, any Guarantor, any Pledgor, Agent or any of the Lenders.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions contemplated hereby, which, in Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Credit Documents.

(j)                                     Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to Agent; Agent shall have received from Alarm Funding, CastleRock,  NewCo, the Releasors and the Lenders a fully executed original of this Amendment; and Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions; in each case, in form and substance satisfactory to Agent.

18.                                 Acquisition by CastleRock.  Borrower hereby represents and warrants that: (a) pursuant to the Asset Purchase Agreement, CastleRock has acquired certain of the assets of SAS relating to retail monitoring and related services provided with respect to certain alarm contracts and other retail alarm servicing contracts and accounts; and (b) the CastleRock Servicing Agreement provides for CastleRock to be the servicer of Borrower’s accounts.  Borrower shall deliver or shall cause to be delivered to Agent such documents, agreements, certificates, instruments or other information related to such acquisition as Agent reasonably may request.

19.                                 Joinder of CastleRock.  CastleRock acknowledges and agrees that it shall execute and deliver a Guaranty and Suretyship Agreement and such other Credit Documents as requested by Agent in favor of Agent for the benefit of the Lenders in connection with this Amendment.  CastleRock joins in this Amendment to evidence its consent to the Credit Agreement and the amendment of the Credit Agreement pursuant to this Amendment.

20.                                 Joinder of Whitecap Advisors, LLC and Full Circle.  Each of Whitecap Advisors, LLC, and Full Circle hereby joins in this Third Amendment for the purpose of agreeing to and being bound by the terms of Section 15 [Release].

21.                                 Force and Effect. The Credit Agreement and each of the other Credit Documents, as amended through and including this Amendment, are hereby ratified and confirmed and are and shall remain in full force and effect on and after the date of this Amendment in accordance with their respective terms.  The parties hereto do not amend any provisions of the Credit Agreement or the other Credit Documents except for the amendments as expressly set forth herein.  No novation to any Credit Document is intended or shall occur by or as a result of this Amendment.

22.                                 Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by, and construed and enforced in accordance with, the Laws of the State of New York.

23.                                 Counterparts.  This Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute one and the same instrument.  Delivery by facsimile or other electronic transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.  Any party that delivers its original counterpart signature to this Amendment by facsimile or other electronic transmission hereby covenants to personally deliver five (5) original counterpart signatures promptly thereafter to Agent.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO CONSENT, LIMITED WAIVER AND THIRD
AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized, as of the date first above written.

BORROWER:

ALARM FUNDING, LLC,
a Delaware limited liability company

By:	/ s / Westin Lovy
Westin Lovy, Managing Director

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO CONSENT, LIMITED WAIVER AND THIRD
AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS]

GUARANTOR:

CASTLEROCK SECURITY, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO JOINDER]

WHITECAP ADVISORS, LLC

By:	/ s / Westin Lovy
Westin Lovy, Managing Director

FULL CIRCLE PARTNERS, LP,
a Delaware limited partnership

By: FULL CIRCLE INVESTMENTS, LLC
Its General Partner

By:	/ s / Robert A. Blum
Robert A. Blum, Managing Partner

By:	/ s / John E. Stuart
John E. Stuart, Managing Member

By:	/ s / Edward Agabs
Edward Agabs, Chief Financial Officer

[SIGNATURE PAGE TO CONSENT, LIMITED WAIVER AND THIRD
AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS]

SIEMENS FIRST CAPITAL
COMMERCIAL FINANCE, LLC, as
Agent and a Lender

By:	/ s / Anthony Casciano
Name:	Anthony Casciano
Title:	Senior Vice President

and

By:	/ s / Matthew R. Begley
Name:	Matthew R. Begley
Title:	President

FCC, LLC, as a Lender

By:	/ s / Lee Elmore
Name:	Lee Elmore
Title:	Senior Vice President

EXHIBITS AND SCHEDULES

Exhibit 1.1(A)(3) [Assignment and Modification Agreement]

Exhibit 1.1(B) [Borrower Joinder]

Exhibit 1.1(C)(1)-(3) [Collateral Assignment of Contracts]

Exhibit  1.1(G) [Guaranty Agreement]

Exhibit 1.1(N)(1)-(4) [Nonsolicitation Agreements]

Exhibit 1.1(P)(1)-(3) [Pledge Agreements]

Exhibit 1.1(R)(1),[Restricted Proceeds Pledge Agreement]

Exhibit 1.1(R)(2) [Remaining Proceeds Pledge Agreement]

Exhibit 1.1(S)(1)- (3) [Security Agreement]

Exhibit 7.2.6 [Borrower’s Certificate of Compliance with Capital Expenditures]

Exhibit 7.3.4 [Compliance Certificate]

Exhibit 7.3.5 [Maximum Term Loan Certificate]

Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices],

Schedule 1.1(P) [Lien],

Schedule 5.1.1 [Organization and Qualification],

Schedule 5.1.2 [Membership Interests],

Schedule 5.1.2B [Operating Agreement],

Schedule 5.1.3. [Subsidiaries],

Schedule 5.1.3A [CastleRock Stockholder Agreement],

Schedule 5.1.7 [Litigation],

Schedule 5.1.9(c) [Material Adverse Change],

Schedule 5.1.18 [Status of Pledged Collateral],

Schedule 5.1.33 [List of Agreements Evidencing the Restructure],

Schedule 7.2.1 [Existing Indebtedness],

Schedule 7.2.8 [Affiliate Transactions]

Schedule 7.2.9 [Subsidiaries, Partnerships and Joint Ventures]

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Term Loans	Amount of Commitment for Retention Advance	Aggregate Ratable Share
Name: FCC, LLC Address: 3520 N.W. 58th Street Oklahoma City, OK 73112 Attention: Lee Elmore, Senior Vice President Telephone: 405-917-1135 Telecopy: 405-917-9660	$10,018,805.09	$175,000.00	25%

Name: Siemens First Capital Commercial Finance, LLC Address: 3520 N.W. 58th Street Oklahoma City, OK 73112 Attn: Mark Meccariello Telephone No.: 405-917-9600 Telecopier No.: 405-917-9696	$30,056,415.26	$525,000.00	75%

Total:	$40,075,220.35	$700,000.00	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Agent and Borrower:

AGENT:

Name: Siemens First Capital Commercial Finance, LLC
Address: 3520 N.W. 58th Street
Oklahoma City, OK 73112
Attention: Lee Elmore, Senior Vice President
Telephone:	405-917-1135
Telecopy:	405-917-9660

BORROWER:

Name: Alarm Funding, LLC
Address: 800 Connecticut Ave., Suite E-403
Norwalk, CT 06854
Attention: Westin H. Lovy
Telephone:	203-656-4848
Telecopy:	203-656-1994